Filed Pursuant to Rule 424(b)(2)

Registration No. 333-195408

CALCULATION OF FEE TABLE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee(1)
Common Stock, without par value	20,260,067	$29.80	$603,749,996.60	$77,763.00

(1)	Assumes the exercise in full of the underwriters’ option to purchase up to an additional 2,642,617 shares of our common stock.
(2)	Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement

(To prospectus dated April 21, 2014)

17,617,450 Shares

ZIONS BANCORPORATION

Common Stock

Zions Bancorporation is offering 17,617,450 shares of our common stock, without par value (the “common stock”). Our common stock is traded on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “ZION.” The last reported sale price of our common stock on NASDAQ on July 25, 2014 was $30.06 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” section beginning on page S-4 of this prospectus supplement.

	Per Share	Total
Public offering price	$29.800	$525,000,010.00
Underwriting discounts and commissions	$0.596	$10,500,000.20
Proceeds, before expenses, to us	$29.204	$514,500,009.80

The underwriters have agreed to reimburse us for a portion of our out-of-pocket expenses in connection with this offering. See “Underwriting.”

We have granted the underwriters the option to purchase up to an additional 2,642,617 shares of our common stock from us, at the public offering price less the underwriting discounts and commissions set forth above, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any of our banks or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), or any other government agency.

The underwriters expect to deliver the shares of our common stock to purchasers in book-entry form only, through The Depository Trust Company, on or about July 31, 2014 in New York, New York, against payment therefor in immediately available funds.

Joint Book-Running Managers

Deutsche Bank Securities	Goldman, Sachs & Co.

Prospectus Supplement dated July 28, 2014.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on their respective cover pages, regardless of the time of delivery of this prospectus supplement or any sale of our common stock.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, warrants or other rights, stock purchase contracts, units, common stock, preferred stock or depositary shares, or any combination thereof, in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” on page S-vi of this prospectus supplement and “Where You Can Find More Information” on page 2 of the accompanying prospectus.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See the “Underwriting” section of this prospectus supplement beginning on page S-23.

References herein to “$” and “dollars” are to the currency of the United States. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “Zions,” “we,” “us,” “our” or similar references mean Zions Bancorporation and its subsidiaries.

Zions® and Zions Bank® are registered service marks of Zions Bancorporation. All other service marks, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

AND THE UNITED KINGDOM

In any EEA Member State that has implemented the Prospectus Directive (a “Relevant Member State”), this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of shares of our common stock in any Relevant Member State, will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly, any person making or intending to make any offer within the EEA of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for Zions Bancorporation or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither Zions Bancorporation nor the underwriters have authorized, nor do they authorize, the making of any offer (other than Permitted Public Offers) of shares of our common stock in circumstances in which an obligation arises for Zions Bancorporation or the underwriters to publish a prospectus for such offer.

S-ii

For the purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares of our common stock under, the offers contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with us or the underwriters that:

(1)	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(2)	in the case of any shares of our common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where shares of our common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation, the expression an “offer” of shares of our common stock to the public in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of our common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This communication is only being distributed to and is only directed at (1) persons who are outside the United Kingdom or (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The shares of our common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares of our common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

S-iii

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

Statements in this prospectus supplement that are based on other than historical data are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and include, among others:

•

statements with respect to the beliefs, plans, objectives, goals, guidelines, expectations, anticipations and future financial condition, results of operations and performance of Zions Bancorporation and its subsidiaries; and

•	statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” or similar expressions.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus supplement. Factors that might cause such differences include, but are not limited to:

•	the Company’s ability to successfully execute its business plans, manage its risks and achieve its objectives;

•

changes in local, national and international political and economic conditions, including without limitation the political and economic effects of the recent economic crisis, delay of recovery from that crisis, economic conditions and fiscal imbalances in the United States and other countries, potential or actual downgrades in rating of sovereign debt issued by the United States and other countries, and other major developments, including wars, military actions and terrorist attacks;

•

changes in financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including without limitation reduced rates of business formation and growth, commercial and residential real estate development and real estate prices;

•	fluctuations in markets for equity, fixed-income, commercial paper and other securities, including availability, market liquidity levels and pricing;

•	changes in interest rates, the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows and competition;

•	acquisitions and integration of acquired businesses;

•	increases in the levels of losses, customer bankruptcies, bank failures, claims and assessments;

•

changes in fiscal, monetary, regulatory, trade and tax policies and laws and regulatory assessments and fees, including policies of the U.S. Department of Treasury (the “U.S. Treasury”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Reserve Board, the FDIC, the SEC and the Consumer Financial Protection Bureau;

•

the impact of executive compensation rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and banking regulations which may impact the ability of the Company and other American financial institutions to retain and recruit executives and other personnel necessary for their businesses and competitiveness;

•

the impact of the Dodd-Frank Act and of new international standards known as Basel III, and rules and regulations thereunder, many of which have not yet been promulgated or are not yet effective, on our required regulatory capital and liquidity levels, governmental assessments on us, the scope of business activities in which we may engage, the manner in which we engage in such activities, the fees we may charge for certain products and services, and other matters affected by the Dodd-Frank Act and these international standards;

S-iv

•	continuing consolidation in the financial services industry;

•	new legal claims against the Company, including litigation, arbitration and proceedings brought by governmental or self-regulatory agencies, or changes in existing legal matters;

•	success in gaining regulatory approvals, when required;

•	changes in consumer spending and savings habits;

•	increased competitive challenges and expanding product and pricing pressures among financial institutions;

•	inflation and deflation;

•	technological changes and the Company’s implementation of new technologies;

•	the Company’s ability to develop and maintain secure and reliable information technology systems;

•	legislation or regulatory changes which adversely affect the Company’s operations or business;

•	the Company’s ability to comply with applicable laws and regulations;

•	changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; and

•	costs of deposit insurance and changes with respect to FDIC insurance coverage levels.

We have identified some additional important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, including without limitation under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” and in other documents that we may file with the SEC, all of which you should review carefully.

Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that Zions Bancorporation has filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•

our Current Reports on Form 8-K filed on January 21, 2014, January 27, 2014, March 4, 2014, March 5, 2014, March 21, 2014, April 21, 2014, June 4, 2014, July 18, 2014 (Items 5.03 and 9.01), July 18, 2014 (Item 5.02) and July 21, 2014 (except in each case, any information that has been deemed to be “furnished” and not filed, and any exhibits related thereto); and

•	the description of our common stock and rights set forth in our Current Report on Form 8-K filed on April 4, 2011 and any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and the accompanying prospectus until we sell all of the shares of our common stock offered by this prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents. Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address and telephone number:

Investor Relations

Zions Bancorporation

One South Main Street, 15th Floor

Salt Lake City, Utah 84133

(801) 524-4787

In addition, these filings are available on our web site at www.zionsbancorporation.com. Our web site does not form a part of this prospectus supplement or the accompanying prospectus.

S-vi

SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus in their entirety before making a decision about whether to invest in our common stock.

Unless otherwise specifically indicated, all information in this prospectus supplement assumes the underwriters’ option to purchase additional shares of our common stock is not exercised.

Zions Bancorporation

Zions Bancorporation is a financial holding company organized under the laws of the State of Utah in 1955, and registered under the Bank Holding Company Act of 1956, as amended. Zions Bancorporation and its subsidiaries own and operate eight commercial banks at March 31, 2014. We provide a full range of banking and related services through our banking and other subsidiaries, primarily in Utah, California, Texas, Arizona, Nevada, Colorado, Idaho, Washington and Oregon. Full-time equivalent employees totaled 10,482 at March 31, 2014.

We focus on providing community banking services by continuously strengthening our core business lines of 1) small and medium-sized business and corporate banking; 2) commercial and residential development, construction and term lending; 3) retail banking; 4) treasury cash management and related products and services; 5) residential mortgage servicing and lending; 6) trust and wealth management; 7) limited capital markets activities, including municipal finance advisory and underwriting; and 8) investment activities. We operate eight different banks in ten Western and Southwestern states with each bank operating under a different name and each having its own board of directors, chief executive officer and management team. The banks provide a wide variety of commercial and retail banking and mortgage lending products and services. They also provide a wide range of personal banking services to individuals, including home mortgages, bankcard, other installment loans, home equity lines of credit, checking accounts, savings accounts, certificates of deposit of various types and maturities, trust services, safe deposit facilities, direct deposit and Internet and mobile banking. In addition, certain subsidiary banks provide services to key market segments through their Women’s Financial, Private Client Services and Executive Banking Groups. We also offer wealth management services through various subsidiaries, including Contango Capital Advisors and Zions Trust, National Association, and online and traditional brokerage services through Zions Direct, Inc. (“Zions Direct”) and Amegy Investments.

In addition to these core businesses, we have built specialized lines of business in capital markets and public finance, and we are also a leader in Small Business Administration (“SBA”) lending. Through our subsidiary banks, we are one of the nation’s largest providers of SBA 7(a) and SBA 504 financing to small businesses. We own an equity interest in the Federal Agricultural Mortgage Corporation and are its top originator of secondary market agricultural real estate mortgage loans. We are a leader in finance advisory and corporate trust services for municipalities.

Our principal executive offices are located at One South Main, 15th Floor, Salt Lake City, Utah 84133, and our telephone number is (801) 524-4787. Our common stock is traded on NASDAQ under the symbol “ZION.” Our website address is www.zionsbancorporation.com. This website address is not intended to be an active link and information on our website is not incorporated in, and should not be construed to be part of, this prospectus supplement.

Recent Developments

On March 20, 2014, Zions announced that, under the results published by the Federal Reserve Board, under the hypothetical severely adverse economic stress scenario in the Dodd-Frank Act Stress Test (DFAST) run by the Federal Reserve Board, Zions’ capital ratios would not have met the minimum requirements under the Federal Reserve Board’s capital adequacy rules. As a result, Zions resubmitted its capital plan to the Federal Reserve Board on April 30, 2014. On July 25, 2014, the Federal Reserve Board announced that it did not object to the capital actions as outlined in Zions’ resubmitted 2014 capital plan. Capital actions contemplated by Zions’ resubmitted plan included the continued payment of preferred and common dividends at the current rates. The resubmitted plan also included a proposed issuance of $400 million of common equity in the third quarter of 2014, however, Zions has determined to increase that amount.

THE OFFERING

Issuer	Zions Bancorporation

Common stock being offered	17,617,450 shares (or 20,260,067 shares if the underwriters exercise in full their option to purchase additional shares of our common stock)

Option to purchase additional shares of our common stock	We have granted the underwriters the option to purchase up to an additional 2,642,617 shares of our common stock from us for 30 days after the date of this prospectus supplement.

Common stock outstanding after the offering(1)	202,568,981 shares (or 205,211,598 shares if the underwriters exercise in full their option to purchase additional shares of our common stock)

Use of proceeds	We intend to use the net proceeds from the sale of shares in the offering for general corporate purposes. See “Use of Proceeds” below.

NASDAQ Global Select Market symbol	ZION

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the attached prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

(1)	Based on 184,951,531 shares of our common stock outstanding as of July 24, 2014. Does not include:

•

5,968,036 million shares of common stock issuable upon the exercise of outstanding options, 184,495 shares of unvested restricted stock and 1,725,063 shares issuable in respect of outstanding restricted stock units, in each case, as of June 30, 2014;

•	4,354,062 additional shares reserved for future awards under equity incentive plans as of June 30, 2014; and

•	35,071,549 shares of common stock issuable upon the exercise of outstanding warrants to purchase common stock.

RISK FACTORS

An investment in our common stock involves certain risks. You should carefully consider the risks described below and in the accompanying prospectus, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In particular, you should carefully consider, among other things, the matters discussed below and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Risks Related to Our Common Stock

The price of our common stock is volatile and may decline.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional shareholders;

•	fluctuations in the stock price and operating results of our competitors;

•	general market conditions and, in particular, developments related to market conditions for the financial services industry;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

•	domestic and international economic factors unrelated to our performance.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

Sales of our common stock in the public market following the offering may cause its market price to fall.

In the future, we may sell additional shares of our common stock to raise capital, and we may issue substantial amounts of additional shares of our common stock, including shares issuable upon exercise of outstanding options and warrants. Such sales, or the perception that such sales could occur, may have a harmful effect on prevailing market prices for our common stock and our ability to raise additional capital in the financial markets at a time and price favorable to us.

Our common stock is equity and therefore is subordinate to our indebtedness and preferred stock, and our ability to declare dividends on our common stock may be limited.

Shares of our common stock are equity interests in Zions Bancorporation and do not constitute indebtedness. As such, shares of our common stock will rank junior to all indebtedness and other non-equity claims on Zions with respect to assets available to satisfy claims on Zions, including in a liquidation of Zions. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock then outstanding. Under the terms of our Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock, Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock and Series J Fixed/Floating Rate Non-Cumulative Preferred Stock (collectively, our “Preferred Stock”) (which are described in more detail in the section entitled “Description of Our Capital Stock” in the accompanying prospectus), our ability to declare or pay dividends on or repurchase our common stock or other equity or capital securities will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on our Preferred Stock for applicable periods. Our board of directors is authorized to cause us to issue additional classes or series of preferred stock without any action on the part of our common shareholders. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected. We are not restricted from issuing additional indebtedness or preferred stock, subject to any required approvals from the Federal Reserve.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Also, as discussed below, we are a bank holding company and our ability to declare and pay dividends is dependent on certain federal regulatory considerations.

If we are deferring payments on our outstanding junior subordinated debt securities or are in default under the indentures governing those securities, we will be prohibited from making distributions on our common stock.

In addition to the fact that our common stock is subordinate to our indebtedness and our preferred stock, the terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our common stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to such shares, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated debt securities or at any time when we have deferred interest thereunder.

There may be future dilution of our common stock.

Our board of directors may authorize us to issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to shareholders of our common stock. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants or similar rights to receive or purchase shares of our common stock in the future and those stock appreciation rights, options or warrants or similar rights vest or are exercised, our shareholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by all or up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, preferred stock or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive a distribution of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Our results of operations depend upon the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through our banking and other subsidiaries. As a result, our ability to pay dividends on our common stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. We and certain of our subsidiaries have experienced periods of unprofitability or reduced profitability since the financial crisis. During the last four years, the noncash accelerated discount amortization expense caused by subordinated debt holders converting their debt to preferred stock has hurt our profitability. Future conversions of subordinated debt into preferred stock may continue to hurt our profitability. The ability of the Company and our subsidiary banks to pay dividends is restricted by regulatory requirements, including profitability and the need to maintain required levels of capital and the need for prior approval or non-objection by the Federal Reserve Board. Lack of profitability or reduced profitability exposes us to the risk that regulators could restrict the ability of our subsidiary banks to pay dividends and, accordingly, our ability to pay dividends in respect of our common stock. It also increases the risk that the Company may have to establish a “valuation allowance” against its net deferred tax asset. Some of the Company’s subsidiary banks have disallowed a portion of their deferred tax asset for regulatory capital purposes.

The ability of our banking subsidiaries to pay dividends or make other payments to us is also limited by their obligations to maintain sufficient capital and by other general regulatory restrictions on their dividends. If we do not satisfy these regulatory requirements, we will be unable to pay dividends on our common stock. The OCC, the primary regulator for certain of our subsidiary banks, has issued policy statements generally requiring insured banks only to pay dividends out of current operations earnings. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, which could include the payment of dividends under certain circumstances, such authority may take actions requiring that such bank refrain from the practice. Payment of dividends could also be subject to regulatory limitations if a subsidiary bank were to become “under-capitalized” for purposes of the applicable federal regulatory “prompt corrective action” regulations.

Risks Related to the Company

We have been and could continue to be negatively affected by adverse economic conditions.

The United States and many other countries recently faced a severe economic crisis, including a major recession from which it is slowly recovering. These adverse economic conditions have negatively affected our assets, including our loans and securities portfolios, capital levels, results of operations, and financial condition. In response to the economic crisis, the United States and other governments established a variety of programs and policies designed to mitigate the effects of the crisis. These programs and policies had a stabilizing effect in the United States following the severe financial crisis that occurred in the second half of 2008, but troubling economic conditions continue to exist in the United States and globally. Moreover, some of these programs have begun to expire and the impact of their expiration on the financial industry and economic recovery is unknown. It is possible economic conditions may again become more severe or that troubling economic conditions may continue for a substantial period of time. In addition, economic and fiscal conditions in the United States and other countries may directly or indirectly adversely impact economic conditions faced by us and our customers. Any increase in the severity or duration of adverse economic conditions, including a recession or continued weak economic recovery, would adversely affect us.

Our ability to maintain required capital levels and adequate sources of funding and liquidity has been and may continue to be adversely affected by market conditions.

We are required to maintain certain capital levels in accordance with banking regulations and any capital requirements imposed by our regulators. We must also maintain adequate funding sources in the normal course of business to support our operations and fund outstanding liabilities. Our ability to maintain capital levels, sources of funding, and liquidity has been and could continue to be impacted by changes in the capital markets in which we operate and deteriorating economic and market conditions.

Each of our subsidiary banks must remain well-capitalized and meet certain other requirements for us to retain our status as a financial holding company. Failure to comply with those requirements could result in a loss of our financial holding company status if such conditions are not corrected within 180 days or such longer period as may be permitted by the Federal Reserve Board, although we do not believe that the loss of such status would have an appreciable effect on our operations or financial results. In addition, failure by our bank subsidiaries to meet applicable capital guidelines or to satisfy certain other regulatory requirements can result in certain activity restrictions or a variety of enforcement remedies available to the federal regulatory authorities that include limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital and the termination of deposit insurance by the FDIC.

We and/or the holders of our securities could be adversely affected by unfavorable rating actions from rating agencies.

Our ability to access the capital markets is important to our overall funding profile. This access is affected by the ratings assigned by rating agencies to us, certain of our affiliates, and particular classes of securities that we and our affiliates issue. The interest rates that we pay on our securities are also influenced by, among other things, the credit ratings that we, our affiliates, and/or our securities receive from recognized rating agencies. Downgrades to us, our affiliates, or our securities could increase our costs or otherwise have a negative effect on our results of operations or financial condition or the market prices of our securities.

Failure to effectively manage our interest rate risk and prolonged periods of low interest rates could adversely affect us.

Net interest income is the largest component of our revenue. The management of interest rate risk for us and our subsidiary banks is centralized and overseen by an Asset Liability Management Committee appointed by our board of directors. Failure to effectively manage our interest rate risk could adversely affect us. Factors beyond our control can significantly influence the interest rate environment and increase our risk. These factors include competitive pricing pressures for our loans and deposits, adverse shifts in the mix of deposits and other funding sources, and volatile market interest resulting from general economic conditions and the policies of governmental and regulatory agencies, in particular the Federal Reserve Board.

We remain in an “asset sensitive” interest rate risk position, and the Federal Reserve Board has stated its expectations that short-term interest rates may remain low until unemployment is reduced to below 6.5% or inflationary expectations exceed 2.5% and perhaps beyond. Such a scenario may continue to create or exacerbate margin compression for us as a result of repricing of longer-term loans and pricing pressure on new loans.

Our estimates of our interest rate risk position for noninterest-bearing demand deposits are dependent on assumptions for which there is little historical experience, and the actual behavior of those deposits in a changing interest rate environment may differ materially from our estimates which could materially affect our results of operations.

We have experienced a low interest rate environment for the past several years. Our views with respect to, among other things, the degree to which we are “asset-sensitive,” including our interest rate risk position for noninterest-bearing demand deposits, are dependent on modeled projections that rely on assumptions regarding changes in balances of such deposits in a changing interest rate environment. Because there is no modern precedent for this current prolonged low interest rate environment, there is little historical experience upon which to base such assumptions. If interest rates begin to increase, our assumptions regarding changes in balances of noninterest-bearing demand deposits and regarding the speed and degree to which other deposits are repriced may prove to be incorrect, and business decisions made in reliance on our modeled projections and underlying assumptions could prove to be unsuccessful. Because noninterest-bearing demand deposits are a significant portion of our deposit base, errors in our modeled projections and the underlying assumptions could materially affect our results of operations.

As a regulated entity, we are subject to capital and liquidity requirements that may limit our operations and potential growth.

We are a bank holding company and a financial holding company with greater than $50 billion in consolidated assets. As such, we and our subsidiary banks are subject to the comprehensive, consolidated supervision and regulation of the Federal Reserve Board, the OCC (in the case of our national bank subsidiaries) and the FDIC, including risk-based and leverage capital ratio requirements, and Basel III liquidity requirements. These include the heightened expectations and enhanced prudential supervision requirements regarding capital and liquidity planning and stress testing that have been proposed or finalized by the various Federal financial regulators. Capital needs may rise above normal levels when we experience deteriorating earnings and credit quality, and our banking regulators may increase our capital requirements based on actual or projected under stress general economic conditions and our particular condition, risk profile and growth plans. In addition, we may be required to increase our capital levels even in the absence of actual adverse economic conditions or forecasts as a result of stress testing and capital planning based on hypothetical future adverse economic scenarios. Compliance with the capital requirements, including leverage ratios, may limit operations that require the intensive use of capital and could adversely affect our ability to expand or maintain present business levels. For a summary of recently announced capital rules, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Management—Basel III” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. Liquidity needs or regulatory requirements to maintain liquidity buffers (based on stress scenarios) may cause us to hold a significant amount of liquid, high quality, but lower-earning, assets.

Economic and other circumstances may require us to raise capital at times, on terms or in amounts that are unfavorable to the Company.

Our Company and our subsidiary banks must maintain certain risk-based and leverage capital ratios as required by their banking regulators which can change depending upon general economic conditions or hypothetical future adverse economic scenarios and their particular condition, risk profile and growth plans. Compliance with capital requirements may limit our ability to expand and has required, and may require, capital investment from Zions Bancorporation, and the need or requirement to raise additional capital. These uncertainties and risks created by the legislative and regulatory uncertainties discussed herein may themselves increase our cost of capital and other financing costs.

Credit quality has adversely affected us and may adversely affect us in the future.

Credit risk is one of our most significant risks. If the strength of the U.S. economy in general and the strength of the local economies in which we and our subsidiary banks conduct operations declined, this could result in, among other things, deterioration in credit quality and/or reduced demand for credit, including a resultant adverse effect on the income from our loan portfolio, an increase in charge-offs and an increase in the allowance for loan and lease losses.

Failure to effectively manage our credit concentration or counterparty risk could adversely affect us.

Increases in concentration or counterparty risk could adversely affect us. Concentration risk across our loan and investment portfolios could pose significant additional credit risk to us due to exposures which perform in a similar fashion. Counterparty risk could also pose additional credit risk. Commercial real estate (“CRE”) lending, in particular, results in larger than average projected credit losses under stress scenarios under both the Company’s and Federal Reserve Board stress test models, and certain types of CRE lending, for example, land acquisition, development and construction lending, appear to entail particularly large projected losses. While Zions’ concentration in CRE lending has been greatly reduced since before the recent financial crisis, and the portfolio composition has shifted more toward term commercial income property, its relative CRE concentration is still higher than most institutions subject to the Federal Reserve Board’s annual Comprehensive Capital Analysis and Review (“CCAR”) stress test process. Zions is actively trying to manage this risk by tightening CRE-related concentration limits, and by taking various actions to constrain CRE portfolio growth. These actions include or may include, among other things, syndicating or participating with other institutions larger portions of CRE loans than has historically been the case while perhaps buying other kinds of loans from other institutions in an effort to reduce the concentration in CRE loans. These actions may lead to fluctuations in loan balances outstanding, and also may expose the Company to risks not identified in its due diligence of a purchased loan portfolio.

Our business is highly correlated to local economic conditions in a specific geographic region of the United States.

As a regional bank holding company, we provide a full range of banking and related services through our banking and other subsidiaries in Utah, California, Texas, Arizona, Nevada, Colorado, Idaho, Washington, and Oregon. Approximately 85% of our total net interest income for the year ended December 31, 2013 and 77% of total assets as of December 31, 2013 relate to our subsidiary banks in Utah, California and Texas. As a result of this geographic concentration, our financial results depend largely upon economic conditions in these market areas. Accordingly, adverse economic conditions affecting these three states in particular could significantly affect our consolidated operations and financial results. For example, our credit risk could be elevated to the extent our lending practices in these three states focus on borrowers or groups of borrowers with similar economic characteristics that are similarly affected by the same adverse economic events. As of December 31, 2013, loan balances at our subsidiary banks in Utah, California and Texas comprised 81% of the Company’s commercial lending portfolio, 74% of the commercial real estate lending portfolio, and 69% of the consumer lending portfolio. Loans originated by these banks are primarily to companies in their respective states.

The regulation of incentive compensation under the Dodd-Frank Act and otherwise by the federal regulatory authorities may adversely affect our ability to retain our highest performing employees.

The bank regulatory agencies have published guidance and proposed regulations which limit the manner and amount of compensation that banking organizations provide to employees. These regulations and guidance may adversely affect our ability to retain key personnel. If we were to suffer such adverse effects with respect to our employees, our business, financial condition and results of operations could be adversely affected, perhaps materially.

Stress testing and capital management under bank regulatory authorities’ regulations, including under the Dodd-Frank Act, limit our ability to increase dividends, repurchase shares of our stock and access the capital markets, and impose restrictions and obligations on us.

Under the CCAR, we are required to submit to the Federal Reserve Board each year our capital plan for the applicable planning horizon, along with the results of required stress tests. Each annual capital plan will, among other things, specify our planned actions with respect to dividends, redemptions, repurchases, capital raising, and similar matters and will be subject to the objection or non-objection by the Federal Reserve Board. Moreover, the CCAR process requires us to analyze the pro forma impact on our financial condition of various hypothetical future adverse economic scenarios selected by us or the Federal Reserve Board and to maintain or raise capital sufficient to meet our risk management and regulatory expectations under such hypothetical scenarios. Non-objection by the Federal Reserve Board to a submitted capital plan is not guaranteed (as evidenced by the fact that we were required to resubmit our 2014 capital plan in April 2014 due to its objection to our original 2014 capital plan), and non-objection by the Federal Reserve Board in any one year is not a guarantee of non-objection in any subsequent year. Similarly, stress tests required by the Dodd-Frank Act are devised by the OCC and FDIC for our subsidiary banks with assets in excess of $10 billion. The severity of the hypothetical scenarios devised by the Federal Reserve Board and other bank regulators and employed in these stress tests is undefined by law or regulation, and is thus subject solely to the discretion of the regulators. The stress testing and capital planning processes may, among other things, require us to increase our capital levels, modify our business strategies, or decrease our exposure to various asset classes.

Under stress testing and capital management standards implemented by bank regulatory agencies under the Dodd-Frank Act, we may declare dividends, repurchase common stock, redeem preferred stock and debt, access capital markets for certain types of capital, make acquisitions, and enter into similar transactions only with applicable federal regulatory approval or non-objection. In addition, any capital transactions not contemplated in our annual capital plan will require Federal Reserve Board approval. These requirements may significantly limit our ability to engage in such transactions or respond to and take advantage of market developments.

Increases in FDIC insurance premiums may adversely affect our earnings.

Our deposits are insured by the FDIC up to legal limits and, accordingly, we are subject to FDIC deposit insurance assessments. During 2008 and 2009, higher levels of bank failures dramatically increased resolution costs of the FDIC and depleted the deposit insurance fund. In addition, the FDIC instituted two temporary programs to further insure customer deposits at FDIC insured banks. These programs, which were later extended by the Dodd-Frank Act, have placed additional stress on the deposit insurance fund. In order to maintain a strong funding position and restore reserve ratios of the deposit insurance fund, the FDIC has increased assessment rates of insured institutions. Further, on January 12, 2010, the FDIC requested comments on a proposed rule tying assessment rates of FDIC-insured institutions to the institution’s employee compensation programs. The exact requirements of such a rule are not yet known, but such a rule could increase the amount of premiums we must pay for FDIC insurance. Further, as described below, under the Dodd-Frank Act, the FDIC must undertake several initiatives that will result in higher deposit insurance fees being paid to the FDIC. For example, an FDIC final rule issued on February 7, 2011 revises the assessment system applicable to large banks and implements the use of assets as the base for deposit insurance assessments instead of domestic deposits. We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. These announced increases and any future increases or required prepayments of FDIC insurance premiums or special assessments may adversely impact our earnings.

The Dodd-Frank Act imposes significant limitations on our business activities and subjects us to increased regulation and additional costs.

The Dodd-Frank Act has material implications for the Company and the entire financial services industry. The Dodd-Frank Act places significant additional regulatory oversight and requirements on financial institutions, including the Company, particularly those with more than $50 billion of assets. In addition, among other things, the Dodd-Frank Act:

•

affects the levels of capital and liquidity with which the Company must operate and how it plans capital and liquidity levels (including a phased-in elimination of the Company’s existing trust preferred securities as Tier 1 capital);

•	subjects the Company to new and/or higher fees paid to various regulatory entities, including but not limited to deposit insurance fees to the FDIC;

•	impacts the Company’s ability to invest in certain types of entities or engage in certain activities;

•	impacts a number of the Company’s business strategies;

•	requires us to develop substantial heightened risk management policies and infrastructure;

•	regulates the pricing of certain of our products and services and restricts the revenue that the Company generates from certain businesses;

•	subjects the Company to new capital planning actions, including stress testing or similar actions and timing expectations for capital-raising;

•	subjects the Company to supervision by the Consumer Financial Protection Bureau, with very broad rule-making and enforcement authorities;

•	grants authority to state agencies to enforce state and federal laws against national banks;

•	subjects the Company to new and different litigation and regulatory enforcement risks; and

•	limits the manner in which compensation is paid to executive officers and employees generally.

The Company has incurred and will continue to incur substantial personnel, systems, consulting, and other costs in order to comply with new regulations promulgated under the Dodd-Frank Act, particularly with respect to stress testing and risk management. Because the responsible agencies are still in the process of proposing and finalizing many of the regulations required under the Dodd-Frank Act, the full impact of this legislation on the Company, its business strategies, and financial performance cannot be known at this time, and may not be known for some time. Individually and collectively, regulations adopted under the Dodd-Frank Act may materially adversely affect the Company’s business, financial condition, and results of operations.

Other legislative and regulatory actions taken now or in the future may have a significant adverse effect on our operations.

In addition to the Dodd-Frank Act described above, bank regulatory agencies and international regulatory consultative bodies have proposed or are considering new regulations and requirements, some of which may be imposed without formal promulgation.

There can be no assurance that any or all of these regulatory changes or actions will ultimately be adopted. However, if adopted, some of these proposals could adversely affect the Company by, among other things: impacting after tax returns earned by financial services firms in general; limiting the Company’s ability to grow; increasing taxes or fees on some of the Company’s funding or activities; limiting the range of products and services that the Company could offer; and requiring the Company to raise capital at inopportune times.

The ultimate impact of these proposals cannot be predicted, as it is unclear which, if any, may be adopted.

We could be adversely affected by accounting, financial reporting, and regulatory and compliance risk.

The Company is exposed to accounting, financial reporting, and regulatory/compliance risk. The level of regulatory/compliance oversight has been heightened in recent periods as a result of rapid changes in regulations that affect financial institutions. The administration of some of these regulations and related changes has required the Company to comply before their formal adoption.

The Company provides to its customers, invests in, and uses for its own capital, funding, and risk management needs, a number of complex financial products and services. Estimates, judgments, and interpretations of complex and changing accounting and regulatory policies are required in order to provide and account for these products and services. Changes in our accounting policies or in accounting standards could materially affect how we report our financial results and conditions. Identification, interpretation and implementation of complex and changing accounting standards as well as compliance with regulatory requirements therefore pose an ongoing risk.

Problems encountered by other financial institutions could adversely affect financial markets generally and have indirect adverse effects on us.

The commercial soundness of many financial institutions may be closely interrelated as a result of credit, trading, clearing or other relationships between the institutions. As a result, concerns about, or a default or threatened default by, one institution could lead to significant market-wide liquidity and credit problems, losses or defaults by other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which we interact on a daily basis, and therefore could adversely affect us.

The quality and liquidity of our asset-backed investment securities portfolio has adversely affected us and may continue to adversely affect us.

The Company’s asset-backed investment securities portfolio includes CDOs collateralized by trust preferred securities issued by bank holding companies, and insurance companies. Many factors, some of which are beyond the Company’s control, significantly influence the fair value and impairment status of these securities. These factors include, but are not limited to, defaults, deferrals, and restructurings by debt issuers, the views of banking regulators, changes in our accounting treatment with respect to these securities, rating agency downgrades of securities, lack of market pricing of securities, or the return of market pricing that varies from the Company’s current model valuations, and changes in prepayment rates and future interest rates. The occurrence of one or more of these factors could result in additional OTTI charges with respect to our CDO portfolio, which could be material. In addition, the Company may decide to sell or otherwise dispose of holdings in its CDO portfolio for risk management or other reasons, which may result in it recording losses on those dispositions on the Company’s income statement.

The Company may not be able to utilize the significant deferred tax asset recorded on our balance sheet.

The Company’s balance sheet includes a significant deferred tax asset. The largest components of this asset result from additions to our allowance for loan and lease losses for purposes of generally accepted accounting principles in excess of loan losses actually taken for tax purposes and other than temporary impairment losses taken on our securities portfolio that have not yet been realized for tax purposes by selling the securities. Our ability to continue to record this deferred tax asset is dependent on the Company’s ability to realize its value through net operating loss carry-backs or future projected earnings. Loss of part or all of this asset would adversely impact tangible capital. In addition, inclusion of this asset in determining regulatory capital is subject to certain limitations. There are immaterial amounts of deferred tax assets disallowed for regulatory purposes at some of the Company’s subsidiary banks. No deferred tax assets are disallowed at the Zions Bancorporation level.

Our information systems may experience an interruption or security breach.

We rely heavily on communications and information systems to conduct our business. We, our customers, and other financial institutions with which we interact, are subject to ongoing, continuous attempts to penetrate key systems by individual hackers, organized criminals, and in some cases, state-sponsored organizations. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan and other systems, misappropriation of funds, and theft of proprietary Company or customer data. While we have policies and procedures designed to prevent or limit the effect of the possible failure, interruption or security breach of our information systems, there can be no assurance that any such failure, interruption or security breach will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failure, interruption or security breach of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability.

We could be adversely affected by legal and governmental proceedings.

We are subject to risks associated with legal claims, fines, litigation, and regulatory and other government proceedings. Our exposure to these proceedings has increased and may further increase as a result of stresses on customers, counterparties and others arising from the current economic environment, new regulations promulgated under recently adopted statutes, the creation of new examination and enforcement bodies, and increasingly aggressive enforcement and legal actions against banking organizations.

We could be adversely affected by failure in our internal controls.

A failure in our internal controls could have a significant negative impact not only on our earnings, but also on the perception that customers, regulators and investors may have of us. We continue to devote a significant amount of effort, time and resources to improving our controls and ensuring compliance with complex accounting standards and regulations.

We are making a significant investment to replace our core loan and deposit systems and to upgrade our accounting and financial reporting systems. The actual duration, cost, expected savings, and other factors to implement these initiatives may vary significantly from our estimates, which could materially affect the Company including its results of operations.

During the second quarter of 2013, our board of directors approved a significant investment by us to replace our loan and deposit systems and to upgrade our accounting systems. The new integrated system for most of our loans and deposits is expected to employ technology that is a significant improvement over our current systems. These initiatives will be completed in phases to allow for appropriate testing and implementation so as to minimize time delays and cost overruns. However, these initiatives are in the early stages of development and by their very nature, projections of duration, cost, expected savings, and related items are subject to change and significant variability.

We may encounter significant adverse developments in the completion and implementation of these initiatives. These may include significant time delays, cost overruns, and other adverse developments that could result in disruptions to our systems and adversely impact our customers.

We have plans, policies and procedures designed to prevent or limit the negative effect of these adverse developments. However, there can be no assurance that any such adverse developments will not occur or, if they do occur, that they will be adequately remediated. The occurrence of any adverse development could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could materially affect the Company including its results of operations in any given reporting period.

Catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, floods, and prolonged drought, may adversely affect the general economy, financial and capital markets, specific industries, and the Company.

The Company has significant operations and a significant customer base in Utah, Texas, California and other regions where natural and other disasters may occur. These regions are known for being vulnerable to natural disasters and other risks, such as hurricanes, tornadoes, earthquakes, fires, floods, and prolonged drought. These types of natural catastrophic events at times have disrupted the local economy, the Company’s business and customers, and have posed physical risks to the Company’s property. In addition, catastrophic events occurring in other regions of the world may have an impact on the Company’s customers and in turn on the Company. A significant catastrophic event could materially adversely affect the Company’s operating results.

USE OF PROCEEDS

The cash proceeds to us from this offering are expected to be approximately $514.0 million (or approximately $591.2 million if the underwriters exercise in full their option to purchase additional shares of our common stock) after underwriting discounts and commissions and payment of expenses related to the offering. We intend to use the net cash proceeds from this offering for general corporate purposes.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is traded on NASDAQ under the symbol “ZION.” The table below sets forth, for the fiscal quarters indicated, high and low reported sale prices per share of our common stock on NASDAQ and the dividends per share paid in such periods.

	Price Range of Common Stock		Dividend Paid
	Low	High	Per Share
2014:
Third Quarter (through July 25, 2014)	$28.40	$30.89	$ N/A
Second Quarter	27.65	31.87	0.04
First Quarter	27.82	33.33	0.04

2013:
Fourth Quarter	$26.89	$30.13	$0.04
Third Quarter	26.79	31.40	0.04
Second Quarter	23.10	29.41	0.04
First Quarter	21.56	25.86	0.01

2012:
Fourth Quarter	$19.03	$22.66	$0.01
Third Quarter	17.58	21.68	0.01
Second Quarter	17.45	21.55	0.01
First Quarter	16.40	22.81	0.01

On July 25, 2014, the last reported sale price of our common stock on NASDAQ was $30.06 per share.

As of July 24, 2014, there were approximately 5,180 common shareholders of record.

DIVIDEND POLICY

The payment of dividends on our common stock is within the discretion of our board of directors and will depend upon our future earnings, capital requirements and financial condition and any regulatory restrictions, including the requirement that the Federal Reserve Board not object to our annual capital plan. Under the terms of our preferred stock (which are described in more detail in the section entitled “Description of Our Capital Stock” in the accompanying prospectus), our ability to declare and pay dividends on or repurchase our common stock or other equity or capital securities will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on our preferred stock.

CAPITALIZATION

The following table sets forth the capitalization of Zions Bancorporation as of March 31, 2014 on an actual basis and on an as adjusted basis to reflect an assumed receipt of net proceeds of $514.0 million from this offering. You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference in this prospectus supplement.

(Dollars in thousands)	As of March 31, 2014
	Actual	As Adjusted
	(unaudited)	(unaudited)
Long-term debt	$2,158,701	$2,158,701
Shareholders’ equity:
Preferred stock, without par value; 4,400,000 shares authorized; 1,003,843 shares issued and outstanding (actual) and 1,003,843 shares issued and outstanding (as adjusted)	1,003,970	1,003,970
Common stock, without par value; authorized 350,000,000 shares; 184,895,182 shares issued and outstanding (actual) and 202,512,632 shares issued and outstanding (as adjusted)	4,185,513	4,699,513
Retained earnings	1,542,195	1,542,195
Accumulated other comprehensive income (loss)	(145,462)	(145,462)

Total shareholders’ equity	6,586,216	7,100,216

Total capitalization	$8,744,917	$9,258,917

DESCRIPTION OF OUR CAPITAL STOCK

For a description of the common stock being offered hereby, please see ‘‘Description of Our Capital Stock” beginning on page 40 in the accompanying prospectus.

MATERIAL UNITED STATES TAX CONSEQUENCES

TO NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from our common stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds our common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in our common stock.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or property with respect to our common stock, any such distribution generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of a non-U.S. holder’s investment up to such non-U.S. holder’s tax basis in our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Gain on Disposition of Common Stock.”

Except as described below, if you are a non-U.S. holder of common stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid Internal Revenue Service Form W-8BEN (or W-8BEN-E) or an acceptable substitute form upon which you certify, under penalties of perjury, your status as (or, in the case of a non-U.S. holder that is a partnership or an estate or trust, such forms certifying the status of each partner in the partnership or beneficiary of the estate or trust as) a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of our common stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you hold our common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•

we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of our common stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax will be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with information reporting requirements or fail to certify that you or such persons are compliant with such requirements (“FATCA Withholding”). Such payments will include dividends on our common stock and the gross proceeds from the sale or other disposition of our common stock. Payments you receive could be subject to this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold our common stock through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). However, FATCA Withholding will not apply to payments of gross proceeds from a sale or other disposition of common stock before January 1, 2017.

Federal Estate Taxes

Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments and

•	the payment of the proceeds from the sale of common stock effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•

a valid Internal Revenue Service Form W-8BEN (or W-8BEN-E) or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

UNDERWRITING

We and the underwriters for the offering, for whom Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are acting as the representatives, have entered into an underwriting agreement with respect to the shares of our common stock offered hereby. Subject to the terms and conditions of the underwriting agreement, the underwriters have severally agreed to purchase the number of shares of our common stock indicated in the following table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriter	Number of Shares
Deutsche Bank Securities Inc.	8,808,725
Goldman, Sachs & Co.	8,808,725

Total	17,617,450

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered hereby is subject to certain conditions precedent and that the underwriters will purchase all of the shares of common being offered, if any are taken (other than the shares of our common stock covered by the option described below, unless and until such option is exercised). The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The shares of our common stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of our common stock sold by the underwriters to securities dealers may be resold by such securities dealers to certain other brokers or dealers at a discount of up to $0.295 per share from the public offering price. If all the shares of our common stock are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms.

We have granted the underwriters the option to purchase up to an additional 2,642,617 shares of our common stock from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, for 30 days after the date of this prospectus supplement. If any shares of our common stock are purchased pursuant to this option, the underwriters will severally purchase shares of our common stock in approximately the same proportion as set forth in the table above.

We have agreed with the underwriters, subject to certain exceptions, not to offer, pledge, sell, contract to sell, short sell or otherwise dispose of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of or derivative of our common stock, during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives.

Our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of our common stock, shares of our common stock which may be issued upon the exercise of a stock option or warrant and any other security convertible into or exchangeable for our common stock or enter into any hedging transaction relating to our shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering on a per share and aggregate basis, assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 2,642,617 shares of our common stock.

	Per Share	Aggregate Amount (No Exercise)	Aggregate Amount (Full Exercise)
Underwriting discounts and commissions	$0.596	$10,500,000.20	$12,074,999.93

We have engaged Zions Direct, an indirect wholly-owned subsidiary of Zions, to provide certain financial consulting services in connection with this offering. We have agreed to pay Zions Direct, only upon successful completion of this offering, a fee of approximately $1,837,500 (or $2,113,125 if the underwriters exercise in full their option to purchase additional shares of our common stock). The underwriters have agreed to reimburse us for such fee.

We estimate that our share of the total expenses of the offering of the shares of our common stock, excluding underwriting discounts and commissions and the fee payable to Zions Direct, will be approximately $500,000. Except as described in the preceding paragraph, all expenses of this offering will be paid by us. These expenses include the SEC’s filing fees and fees under state securities or “blue sky” laws.

In connection with the offering and any subsequent market-making activities, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares of our common stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares of our common stock through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares made by the underwriters in the open market prior to the completion of the offering.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and may stabilize, maintain or otherwise affect the market price of the shares. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise.

In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are qualified investors as defined in the Prospectus Directive;

(b)	to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

Each underwriter has represented and agreed that:

(1)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(2)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

The shares of common stock have not been and will not be offered or sold in Hong Kong by means of any document other than (1) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (2) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the shares of our common stock has been or will be issued or in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any shares of common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(1)	to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”);

(2)	to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; or

(3)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (1) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (2) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferable within 6 months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have performed various banking, investment banking, custodial and financial advisory services for us and our affiliates, from time to time, for which they have received customary fees and expenses, and the underwriters may provide such services for us and our affiliates in the future, for which they may receive fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF SECURITIES

The validity of the common stock offered hereby will be passed upon for us by Callister Nebeker & McCullough, a Professional Corporation, Salt Lake City, Utah. Sullivan & Cromwell LLP, Los Angeles, California will pass upon certain matters relating to this offering for us. Cleary Gottlieb Steen & Hamilton LLP, New York, New York will pass upon certain matters relating to this offering for the underwriters.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Prospectus

Zions Bancorporation

Debt Securities

Warrants or Other Rights

Stock Purchase Contracts

Units

Common Stock

Preferred Stock

Depositary Shares

Zions Bancorporation from time to time may offer to sell the securities listed above. The debt securities, warrants, rights, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. The common stock of the Company is quoted on the Nasdaq Global Select Market under the symbol “ZION.”

Zions Bancorporation may offer and sell these securities to or through one or more underwriters, dealers and/or agents on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. Such supplements may also add to, update or change information contained in this prospectus.

Investing in these securities involves risks. See “Risk Factors” section beginning on page 6 of this prospectus.

These securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any other governmental agency.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated April 21, 2014.

Prospectus

ABOUT THIS PROSPECTUS

This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Zions Bancorporation, a Utah corporation, also referred to in this document as Zions, has filed a registration statement with the Securities and Exchange Commission, or the SEC, using a shelf registration or continuous offering process. Under the shelf registration process, from time to time, Zions may offer and sell securities described in this prospectus or any combination of such securities in one or more offerings.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents.

We are not offering the securities in any state where the offer is prohibited. The distribution of this prospectus and any prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

After the securities are issued, one or more of our subsidiaries, including Zions Direct, Inc. or Amegy Investments, Inc., may buy and sell any of the securities as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Zions,” “we,” “us,” “our” or similar references mean Zions Bancorporation and its subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

Zions® and Zions Bank® are registered service marks of Zions Bancorporation. All other service marks, trademarks and trade names referred to in this prospectus or any prospectus supplement are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. However, information on this website does not constitute a part of this prospectus. You can also inspect reports, proxy statements and other information about us at the offices of the Nasdaq Global Select Market, 1735 K Street, N.W., Washington, D.C. 20006.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document Zions has filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement. Information that Zions files with the SEC after the date of this prospectus and any prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus and any prospectus supplement to the extent that the subsequently filed information modifies or supersedes the existing information.

We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Current Reports on Form 8-K filed on January 21, 2014, January 27, 2014, March 4, 2014, March 5, 2014 and March 21, 2014 (except in each case, any information that has been deemed to be “furnished” and not filed, and any exhibits related thereto);

•	the description of our common stock and rights set forth in our Current Report on Form 8-K filed on April 4, 2011 and any amendments or reports filed for the purpose of updating such description;

•	the description of our Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”), Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock (our “Series F Preferred Stock”), Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock (our “Series G Preferred Stock”) and Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock (our “Series H Preferred Stock”) and respective rights set forth in registration statements on Forms 8-A, dated December 7, 2006, May 7, 2012, February 7, 2013 and May 3, 2013, respectively, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendments or reports filed for the purpose of updating such descriptions; and

•	the description of the warrants set forth in our registration statements on Forms 8-A, dated May 20, 2010 and November 30, 2012, filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed with the SEC for the purpose of updating such descriptions.

In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act) will be deemed to be incorporated by reference in this prospectus and any prospectus supplement and to be part of this prospectus and any prospectus supplement from the date of the filing of such reports and documents. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Investor Relations

Zions Bancorporation

One South Main Street, 15th Floor

Salt Lake City, Utah 84133

(801) 524-4787

In addition, these filings are available on our web site at http://www.zionsbancorporation.com. Our web site does not form a part of this prospectus or any prospectus supplement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, including information incorporated by reference, that are based on other than historical data are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and include, among others:

•	statements with respect to the beliefs, plans, objectives, goals, guidelines, expectations, anticipations and future financial condition, results of operations and performance of Zions Bancorporation and its subsidiaries; and

•	statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” or similar expressions.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus, including the information incorporated by reference. You should carefully consider those risks and uncertainties in reading this prospectus. Factors that might cause such differences include, but are not limited to:

•	the Company’s ability to successfully execute its business plans, manage its risks and achieve its objectives;

•	changes in local, national and international political and economic conditions, including without limitation the political and economic effects of the recent economic crisis, delay of recovery from that crisis, economic and fiscal conditions in the United States and other countries, potential or actual downgrades in ratings of sovereign debt issued by the United States and other countries, and other major developments, including wars, military actions and terrorist attacks;

•	changes in financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including without limitation, rates of business formation and growth, commercial and residential real estate development and real estate prices;

•	changes in markets for equity, fixed-income, commercial paper and other securities, including availability, market liquidity levels and pricing;

•	changes in interest rates, the quality and composition of the Company’s loan and securities portfolios, demand for loan products, deposit flows and competition;

•	acquisitions and integration of acquired businesses;

•	increases in the levels of losses, customer bankruptcies, bank failures, claims and assessments;

•	changes in fiscal, monetary, regulatory, trade and tax policies and laws and regulatory assessments and fees, including policies of the U.S. Department of Treasury (the “U.S. Treasury”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Reserve Board and the FDIC;

•	the impact of executive compensation rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and banking regulations which may impact the ability of the Company and other U.S. financial institutions to retain and recruit executives and other personnel necessary for their businesses and competitiveness;

•	the impact of the Dodd-Frank Act and of new Basel III international standards, and rules and regulations thereunder, on our required regulatory capital and yet to be promulgated liquidity levels, governmental assessments on us, the scope of business activities in which we may engage, the manner in which we engage in such activities, the fees we may charge for certain products and services, and other matters affected by the Dodd-Frank Act and these international standards;

•	the need for the Company to meet expectations established by bank regulatory agencies under their broad supervisory, examination, and enforcement panels, which expectations are often not publicly articulated in written regulations or guidance;

•	continuing consolidation in the financial services industry;

•	new legal claims against the Company, including litigation, arbitration and proceedings brought by governmental or self-regulatory agencies, or changes in existing legal matters;

•	success in gaining regulatory approvals, when required;

•	changes in consumer spending and savings habits;

•	increased competitive challenges and expanding product and pricing pressures among financial institutions;

•	inflation and deflation;

•	technological changes and the Company’s implementation of new technologies;

•	the Company’s ability to develop and maintain secure and reliable information technology systems;

•	legislation or regulatory changes which adversely affect the Company’s operations or business;

•	the Company’s ability to comply with applicable laws and regulations;

•	changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; and

•	costs of deposit insurance and changes with respect to FDIC insurance coverage levels.

We have identified some additional important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K for the year ended December 31, 2013, including without limitation under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” and in other documents that we may file with the SEC, all of which you should review carefully.

Except to the extent required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements, including the information incorporated by reference, to reflect future events or developments.

RISK FACTORS

We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K for the year ended December 31, 2013, including without limitation under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk,” which is incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Additional risks related to our securities may also be described in a prospectus supplement. Before purchasing our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2013. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	funding investments in, or extensions of credit to, our subsidiaries;

•	funding investments in non-affiliates;

•	reducing or refinancing debt;

•	redeeming outstanding securities;

•	financing possible acquisitions; and

•	working capital.

Pending such use, we may temporarily invest net proceeds. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the prospectus supplement relating to such offering.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the senior indenture, the subordinated indenture and the debt securities to be issued under these indentures. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The senior indenture and the subordinated indenture have been filed as exhibits to the registration statement of which this prospectus forms a part. Whenever particular defined terms of the senior indenture or the subordinated indenture, each as supplemented or amended from time to time, are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Unless we specify otherwise in the applicable prospectus supplement, neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of ours or of our subsidiaries. If you own an unsecured debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior indebtedness, will be issued under the senior debt indenture described below and will rank on a parity with all of our other unsubordinated debt (except to the extent such other indebtedness is secured by collateral that does not also secure the senior debt securities offered by this prospectus).

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined below under “—Subordination Provisions.” Upon the occurrence of certain events of insolvency, the subordinated debt securities will be contractually subordinated to the prior payment in full of our “general obligations,” as defined under “—Subordination Provisions.”

Neither indenture limits our ability to incur additional secured or unsecured senior or subordinated indebtedness.

When we use the terms “debt security” or “debt securities” in this description, we mean either the senior debt securities or the subordinated debt securities.

We Are A Holding Company

We are a holding company and a legal entity separate and distinct from our subsidiaries, and our right to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the ability of holders of debt securities to benefit indirectly from such distribution, is subject to superior claims. Accordingly, our senior debt securities and subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of each of our subsidiaries, except to the extent we may be a creditor of that subsidiary with recognized senior claims. Claims on our subsidiary banks by creditors other than us include long-term debt, including subordinated and junior subordinated debt issued by our subsidiary, Amegy Corporation, and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. If we are entitled to participate in any assets of any of our subsidiaries upon the liquidation or reorganization of the subsidiary, the rights of holders of the senior debt securities and subordinated debt securities with respect to those assets will be subject to the contractual subordination of the subordinated debt securities.

The Senior Debt Indenture and the Subordinated Debt Indenture

The senior debt securities are governed by the senior debt indenture, and the subordinated debt securities are governed by the subordinated debt indenture. Each indenture is a contract between us and The Bank of New York Mellon Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association, as trustee, which indenture may be supplemented from time to time as provided therein. The indentures are substantially identical, except for our covenants described under “—Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks,” which are included only in the senior debt indenture, the provisions relating to subordination, which are included only in the subordinated debt indenture, and the provisions relating to defaults and events of default.

The trustee under each indenture has two main roles:

•	first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Events of Default and Defaults;” and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “—Our Relationship with the Trustee” below for more information about the trustee.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We May Issue Many Debt Securities or Series of Debt Securities

We may issue as many debt securities or distinct series of debt securities under either indenture as we wish. This section summarizes terms of the debt securities that apply generally to all debt securities or series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” previously issued debt securities and issue additional debt securities of the same series as such debt securities, with the same CUSIP number, stated maturity, interest payment dates, if any, and other terms, except for the date of issuance and issue price. We will describe the financial and other specific terms of your debt securities in the applicable prospectus supplement. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.

Amounts That We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue, whether secured or unsecured, or the number of series or the aggregate amount of any particular series of debt securities. We may issue debt securities, as well as increase the total authorized amount, at any time without your consent and without notifying you.

We are not subject to financial or similar restrictions by the terms of the debt securities, except as described under “—Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks” below. The indentures do not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us.

Principal Amount, Stated Maturity and Maturity

Unless otherwise specified in the applicable prospectus supplement, the principal amount of a debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal of your debt security may become due sooner, by reason of redemption or acceleration after an event of default or otherwise in accordance with the terms of your debt security. The day on which the principal of your debt security actually becomes due, whether at the stated maturity or otherwise, is called the maturity of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Governing Law

The indentures are, and the debt securities will be, governed and construed in accordance with the laws of the State of New York.

Currency of Debt Securities

Unless otherwise specified in the applicable prospectus supplement, amounts that become due and payable on your debt security will be payable in U.S. dollars. You will have to pay for your debt securities by delivering the requisite amount for the principal, in U.S. dollars or other specified currency, to the underwriter or dealer that we name in the prospectus supplement related to your debt securities, unless other arrangements have been made between you and us or you and that dealer.

Types of Debt Securities

We may issue any of the three types of senior debt securities or subordinated debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed rate per annum stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid, or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months (30/360 (ISDA) day count convention). We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”

If your debt security is a zero coupon debt security, the applicable prospectus supplement may specify the original issue discount and the information necessary to determine the accreted value. The accreted value will be (1) as of any date prior to the stated maturity, an amount equal to the sum of (A) the original issue price of your debt security and (B) the portion of the excess of the principal amount of your debt security over the original issue price that shall have been accreted from the original issue price on a daily basis and compounded annually on a date specified in the applicable prospectus supplement, up to and including the stated maturity, at a rate that will be specified in the applicable prospectus supplement from the original issue date, computed on the basis of a 360-day year of twelve 30-day months (30/360 (ISDA) day count convention); and (2) as of any date on or after the stated maturity, the principal amount of your debt security.

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on your debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at a rate per annum determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”

Calculation Agent. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Zions First National Bank. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Calculation of Interest. For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including an interest payment date (or with respect to the initial interest period, the original issue date) to but excluding the next succeeding interest payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate debt security by an accrued interest factor for the interest period. Unless we specify otherwise in the applicable prospectus supplement, this factor will be equal to the number of days in the applicable interest period divided by 360 (Actual/360 (ISDA) day count convention).

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect, and, if determined, the interest rate that will become effective on the next interest reset date.

All percentages resulting from any calculation relating to any debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various reference banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include our affiliates.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying security or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be exchangeable, at our option or the holder’s option, for securities of an issuer other than us.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and will have sole discretion in doing so. The calculation agent may be one of our affiliates. See “Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and may provide that, upon redemption or acceleration of its maturity, an amount less than its principal amount may be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Taxation—Taxation of Debt Securities—United States Holders—Original Issue Discount” below for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Form of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each debt security in registered form, without coupons.

Information in Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following, as applicable:

•	whether it is a senior debt security or a subordinated debt security;

•	the aggregate principal amount of your debt security or the debt securities of the same series, as applicable;

•	the stated maturity;

•	the specified currency or currencies for principal and interest and, if the specified currency is not U.S. dollars, certain other terms relating to your debt security;

•	the issue price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security or any combination thereof and also whether it is an original issue discount debt security;

•	if your debt security is a fixed rate debt security, the rate per annum at which your debt security will bear interest, if any, and the interest payment dates;

•	if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments; and the calculation agent;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•

if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•	if your debt security may be converted into or exercised or exchanged for common stock or preferred stock or other securities of Zions Bancorporation or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000 in excess thereof;

•	the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities of a series are secured; and

•	any other terms of your debt security which could be different from those described in this prospectus.

Your prospectus supplement will summarize specific financial and other terms of your debt security, while this prospectus describes terms that apply generally to all the debt securities. Consequently, the terms described in your prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Redemption and Repayment

The terms, if any, on which your debt security may be redeemed will be discussed in the applicable prospectus supplement.

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates or other terms of redemption.

If your prospectus supplement specifies a redemption commencement date or a repayment date or other redemption or repayment event, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date, unless a different time period is indicated in your prospectus supplement. We will give the notice in the manner described below in “—Notices.”

Before exercising any option to redeem any subordinated debt, we will obtain the approval of the Federal Reserve Board if then required by applicable law.

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of debt securities, however, we may not take any of these actions unless all of the following conditions are met:

•	if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the due and punctual payment of the principal of, any premium, and interest on the debt securities of that series and the performance of our other covenants under the relevant indenture;

•	immediately after giving effect to that transaction, no default or event of default under the debt securities of that series, and no event which, after notice or lapse of time or both, would become a default or an event of default under the debt securities of that series, has occurred and is continuing; and

•	an officer’s certificate and legal opinion relating to these conditions must be delivered to the trustee.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity or to acquire the assets of another entity substantially as an entirety. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any merger of another entity with one of our subsidiaries, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Subordination Provisions

The subordinated debt securities are subordinated in right of payment to the prior payment in full of all of our senior indebtedness and, under specified circumstances, to our general obligations. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior indebtedness and general obligations will be entitled to receive payment in full of all amounts due or to become due to them before the holders of the subordinated debt securities will be entitled to receive any amounts under the subordinated debt securities. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization.

These subordination provisions mean that if we are insolvent, a direct holder of our senior indebtedness may ultimately receive out of our assets more than a holder of the same amount of subordinated debt securities, and a senior creditor of ours that is owed a specific amount may ultimately receive more than a holder of the same amount of subordinated debt securities. The subordinated debt indenture does not limit our ability to incur senior or subordinated indebtedness or general obligations, including indebtedness ranking on an equal basis with the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any judicial proceeding is pending with respect to any such default; or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the trustee or holders at or prior to the time of such payment or distribution, then the trustee or the holders will have to repay that money to us.

Further, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of general obligations, which we define below, will be entitled to receive payment in full of all amounts due or to become due on or in respect of such general obligations after payment in full to the holders of senior indebtedness, before any amount is made available for payment or distribution to the holders of any subordinated debt security. However, upon the occurrence of a termination event, which we define below, such subordination to the creditors in respect of general obligations will become null and void and have no further effect.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The subordinated debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

The subordinated debt indenture defines “senior indebtedness” as:

•	the principal of, and premium, if any, and interest in respect of our indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by us;

•	all our capital lease obligations;

•	all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

•	all our obligations in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

•	all our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of other persons of the type referred to in the bullets above the payment of which we are responsible or liable for as obligor, guarantor or otherwise;

•	all obligations of the type referred to in the bullets above of other persons secured by any lien on any of our properties or assets whether or not we assume such obligation; and

•	any deferrals, renewals or extensions of any such senior indebtedness.

However, “senior indebtedness” does not include:

•	the subordinated debt securities;

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities, including our 5.50% Subordinated Notes due November 16, 2015, our 5.65% Subordinated Notes due May 15, 2014, our 6.0% Subordinated Notes due September 15, 2015, our 2009 5.50% Subordinated Notes due 2015, our 2009 5.65% Subordinated Notes due 2014, our 2009 6.0% Subordinated Notes due 2015, our Floating Rate Subordinated Notes due September 22, 2014, our 6.95% Fixed-to-Floating Rate Subordinated Notes due September 15, 2028 and our 5.65% Fixed-to-Floating Rate Subordinated Notes due November 15, 2023 and our debentures or guarantees of debentures underlying each of Stockmen’s Statutory Trust II’s Floating Rate Capital Securities due March 26, 2033 and Stockmen’s Statutory Trust III’s Floating Rate Capital Securities due March 17, 2034; and

•	any indebtedness between or among us and our affiliates, including all other debt securities and guarantees in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is a financing vehicle of ours in connection with the issuance by such financing vehicle of capital securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with or junior in respect of payment to the subordinated debt securities.

The subordinated debt indenture defines “general obligations” as all our obligations to make payments on account of claims of general creditors, other than:

•	obligations on account of senior indebtedness; and

•	obligations on account of the subordinated debt securities and indebtedness for money borrowed ranking on an equal basis with or junior to the subordinated debt securities.

However, if the Federal Reserve Board (or other federal banking supervisor that is at the time of determination our primary federal banking supervisor) promulgates any rule or issues any interpretation defining or describing the term “general creditor” or “general creditors” or “senior indebtedness” for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defining or describing the obligations to which subordinated debt of a bank holding company must be subordinated to be included in capital, to include any obligations not included in the definition of “senior indebtedness” as described above, then the term “general obligations” will mean such obligations as defined or described in the first such rule or interpretation, other than obligations as described immediately above in bullet points.

“Termination event” means the promulgation of any rule or regulation or the issuance of any interpretation of the Federal Reserve Board (or other federal banking supervisor that is at the time of determination our primary federal banking supervisor) that:

•	defines or describes the terms “general creditor” or “general creditors” or “senior indebtedness.” for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defines or describes the obligations to which subordinated debt of a bank holding company must be subordinated for the debt to be included in capital, to include no obligations other than those covered by the definition of “senior indebtedness” without regard to any of our other obligations;

•	permits us to include the subordinated debt securities in our capital if they were subordinated in right of payment to the senior indebtedness without regard to any of our other obligations;

•	otherwise eliminates the requirement that subordinated debt of a bank holding company and its subsidiaries must be subordinated in right of payment to the claims of its general creditors in order to be included in capital; or

•	causes the subordinated debt securities to be excluded from capital notwithstanding the provisions of the subordinated debt indenture.

Termination event also means any event that results in our not being subject to capital requirements under the rules, regulations or interpretations of the Federal Reserve Board (or other federal banking supervisor).

Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks

With respect to the senior debt securities, we have agreed that we will not, and will not permit any subsidiary to, sell, assign, pledge, transfer, or otherwise dispose of, any shares of capital stock, or any securities convertible into shares of capital stock, of any major constituent bank, which we define below, or any subsidiary owning, directly or indirectly, any shares of capital stock of any major constituent bank. In addition, with respect to the senior debt securities, we have agreed that we will not permit any major constituent bank or any subsidiary owning, directly or indirectly, any shares of capital stock of a major constituent bank to issue any shares of its capital stock or any securities convertible into shares of its capital stock. Notwithstanding the foregoing, we are permitted to make sales, assignments, transfers or other dispositions which:

•	are for the purpose of qualifying a person to serve as a director; or

•	are for fair market value, as determined by our board, and, after giving effect to those dispositions and to any potential dilution, we will own not less than 80% of the shares of capital stock of the major constituent bank in question or any subsidiary owning any shares of capital stock of the major constituent bank in question; or

•	are made

•	in compliance with court or regulatory authority order; or

•	in compliance with a condition imposed by any court or regulatory authority permitting our acquisition of any other bank or entity; or

•	in compliance with an undertaking made to any regulatory authority in connection with such an acquisition described in the immediately preceding bullet; or

•	to us or any wholly-owned subsidiary;

provided, in the case of the bullet-points relating to acquisitions, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of the major constituent bank in question or the subsidiary owning, directly or indirectly, any shares of capital stock of a major constituent bank and its respective consolidated subsidiaries on the date of acquisition.

Despite the above requirements, any major constituent bank may be merged into or consolidated with, or may lease, sell or transfer all or substantially all of its assets to, another entity if, after giving effect to that merger, consolidation, sale or transfer, we or any of our wholly-owned subsidiaries owns at least 80% of the capital stock of the other entity, or if such merger, consolidation, sale or transfer is made:

•	in compliance with court or regulatory authority order; or

•	in compliance with a condition imposed by any court or regulatory authority permitting our acquisition of any other bank or entity; or

•	in compliance with an undertaking made to any regulatory authority in connection with such an acquisition described in the immediately preceding bullet;

provided, in the case of the bullet-points relating to acquisitions, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of the major constituent bank in question or the subsidiary owning, directly or indirectly, any shares of capital stock of a major constituent bank and its respective consolidated subsidiaries on the date of acquisition.

A “major constituent bank” is defined in the senior debt indenture to mean any subsidiary which is a bank and has total assets equal to 30% or more of our consolidated assets determined on the date of our most recent audited financial statements. As of the date of this prospectus, and based on our audited financial statements for the year ended December 31, 2013, our subsidiary, Zions First National Bank, would be considered a major constituent bank.

The above covenants are not covenants for the benefit of any series of subordinated debt securities.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security as indicated in the applicable prospectus supplement.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•	we must deposit in trust for the benefit of all holders of those debt securities money or a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•	there must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to recognize gain or loss for federal income tax purposes as a result of such deposit and full defeasance or be taxed on those debt securities any differently than if such deposit and full defeasance were not to occur;

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above;

•	we must confirm that neither the debt securities nor any securities of the same series, if listed on any securities exchange, will be delisted as a result of depositing such amount in trust;

•	no default or event of default, as defined below and as applicable under the relevant indenture for such series of securities, shall have occurred and be continuing at the time of such deposit or, with regard to an event of default relating to certain events of bankruptcy, insolvency, reorganization or the appointment of a receiver by us or any major constituent bank, on the date of the deposit referred to above or during the 90 days after that date;

•	such defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all securities are in default within the meaning of the Trust Indenture Act;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument by which we are bound;

•	such defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), unless such trust shall be registered or exempt from registration thereunder;

•	in the case of the subordinated debt securities, no event or condition may exist that, under the provisions described under “—Subordination Provisions” above, would prevent us from making payments of interest, principal and any other payments on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an officers’ certificate and a legal opinion of our counsel confirming that all conditions precedent with respect to such defeasance described above have been complied with.

If we ever fully defease your debt security, you will need to rely solely on the trust deposit for payments on your debt security. You could not look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the covenants described under “—Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks” above and certain other covenants relating to your debt security, as provided for in the relevant indenture or described in your prospectus supplement, without causing the holders to recognize gain or loss for federal income tax purposes. This is called covenant defeasance. In that event, you would lose the protection of those covenants. In the case of subordinated debt securities, you would be released from the subordination provisions on your subordinated debt security described under “—Subordination Provisions” above. In order to achieve covenant defeasance for any debt securities, we must satisfy substantially the same conditions specified above for full defeasance, except with regard to the second bullet point above, which for covenant defeasance requires only a legal opinion of our counsel delivered to the trustee confirming that the holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance to be effected with respect to such securities or be taxed on those debt securities any differently than if such deposit and covenant defeasance were not to occur.

If we accomplish covenant defeasance with regard to your debt security, the following provisions, among others, of the applicable indenture and your debt security would no longer apply:

•	if your debt security is a senior debt security, our promise not to take certain actions with respect to our major constituent banks as described above under “—Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks;”

•	any covenants that your prospectus supplement may state are applicable to your debt security;

•	the events of default resulting from a breach of covenants, described below under “—Events of Default and Defaults;” and

•	with respect to subordinated debt securities, the subordination provisions described under “—Subordination Provisions” above.

If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Events of Default and Defaults

You will have special rights if a default or an event of default with respect to your debt security occurs and is not cured, as described in this subsection. You should note that under each indenture, we may change, eliminate, or add to provisions related to defaults or events of default with respect to any particular series or any particular debt security or debt securities within a series, under certain circumstances. Any such changes will be described in the prospectus supplement applicable to your debt security.

Events of Default under the Senior Debt Indenture

When we refer to an event of default with respect to any series of senior debt securities, we mean any of the following:

•	failure to pay principal of or any premium on any senior debt security of that series when due;

•	failure to pay any interest on any senior debt security of that series when due and that default continues for 30 days;

•	failure to deposit any sinking fund payment, when and as due by the terms of any senior debt security of that series;

•	failure to perform any other covenant in the senior debt indenture and that failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the relevant outstanding senior debt securities;

•	our filing for bankruptcy or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to us or any major constituent bank;

•	failure to pay any portion of the principal when due of any indebtedness of ours or any major constituent bank in excess of $25,000,000, or acceleration of the maturity of any such indebtedness exceeding that amount if acceleration results from a default under the instrument giving rise to that indebtedness and is not annulled within 60 days after due notice (provided that any such failure or acceleration shall not be deemed to be an event of default if and for so long as we or the applicable major constituent bank contests the validity of the failure or acceleration in good faith by appropriate proceedings); and

•	any other event of default provided with respect to senior debt securities of that series which will be described in the applicable prospectus supplement for that series.

Events of Default and Defaults under the Subordinated Debt Indenture

When we refer to an event of default with respect to any series of subordinated debt securities, we mean:

•	our filing for bankruptcy or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to us or any major constituent bank.

When we refer to a default with respect to any series of subordinated debt securities, we mean:

•	failure to pay principal of or any premium on any subordinated debt security of that series when due;

•	failure to pay any interest on any subordinated debt security of that series when due and that default continues for 30 days;

•	failure to deposit any sinking fund payment, when and as due by the terms of any subordinated debt security of that series;

•	failure to perform any other covenant in the subordinated debt indenture and that failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the relevant outstanding subordinated debt securities;

•	any event of default; and

•	any other default provided with respect to subordinated debt securities of that series which will be described in the applicable prospectus supplement for that series.

Remedies upon an Event of Default or Default

If an event of default occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the relevant outstanding debt securities may accelerate the maturity of such debt securities. Additionally, the senior debt indenture provides that in the event of the filing for bankruptcy by us or any major constituent bank or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to us or any major constituent bank, the maturity of the outstanding senior debt securities will accelerate automatically. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the relevant outstanding debt securities may, under circumstances set forth in the relevant indenture, rescind the acceleration if we have deposited monies on account of certain overdue amounts with the trustee.

With respect to subordinated debt securities, if a default occurs that is not also an event of default with respect to the subordinated debt securities, neither the trustee nor the holders of subordinated debt securities may act to accelerate the maturity of the subordinated debt securities. However, if a default occurs, the trustee may proceed to enforce any covenant and other rights of the holders of the subordinated debt securities, and if the default relates to our failure to make any payment of interest when due and payable and such default continues for a period of 30 days or such default is made in the payment of the principal or any premium at its maturity, then the trustee may demand payment of the amounts then due and payable and may proceed to prosecute any failure on our part to make such payments.

Subject to the provisions of the relevant indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the relevant indenture at the request or direction of any of the holders of the debt securities issued thereunder, unless the holders of such debt securities shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the relevant outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Before you may take any action to institute any proceeding relating to the indenture, or to appoint a receiver or a trustee, or for any other remedy, each of the following must occur:

•	you must have given the trustee written notice of a continuing event of default or defaults;

•	the holders of at least 25% of the aggregate principal amount of all relevant outstanding debt securities of your series must make a written request of the trustee to take action because of the event of default or default, as the case may be, and must have offered reasonable indemnification to the trustee against the cost, liabilities and expenses of taking such action;

•	the trustee must not have taken action for 60 days after receipt of such notice and offer of indemnification; and

•	no contrary notice shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the securities of your series.

These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on a security on or after the due dates for such payments.

We will furnish to the trustee annually a statement as to our performance of our obligations under the indentures and as to any default in performance.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance” below.

Modification of the Indentures and Waiver of Covenants

Certain limited modifications of the indentures may be made without obtaining the consent of the holders of the relevant debt securities. Other modifications and amendments of the indentures may be made only with the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities affected by those modifications and amendments. However, a modification or amendment affecting securities issued under the senior debt indenture or the subordinated debt indenture requires the consent of the holder of each outstanding debt security under the relevant indenture affected if it would:

•	change the stated maturity of the principal or interest of any security;

•	reduce the principal amounts of, any premium or interest on, any security or change the currency in which any such amounts are payable;

•	change the place of payment on a security;

•	impair the right to institute suit for the enforcement of any payment on any security on or after its stated maturity or redemption date;

•	reduce the percentage of holders whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	modify the provisions with respect to subordination of the subordinated debt securities in a manner adverse to the holders of those securities; or

•	modify the provisions dealing with modification and waiver of the indenture.

In addition, no modification or amendment to the subordinated debt indenture that affects the superior position of the holders of senior indebtedness shall be effective against any holder of senior indebtedness unless the holder shall have consented to the modification or amendment.

The holders of 66 2/3% in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all securities of that series, waive any past default, except a default in the payment of principal or interest, and defaults in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of each outstanding debt security affected.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of relevant outstanding debt securities that are entitled to take any action under the relevant indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of the relevant debt securities. If a record date is set for any action to be taken by holders of debt securities, such action may be taken only by persons who are holders of relevant outstanding debt securities on the record date and must be taken within 180 days following the record date or such other period as we may specify (or as the trustee may specify, if it set the record date). This period may be shortened or lengthened (but not beyond 180 days) from time to time.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities or the outstanding debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such debt securities or the debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding” if:

•	it has been surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance;” or

•	we or one of our affiliates is the beneficial owner.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•	for a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	for debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Form, Exchange and Transfer of Debt Securities in Registered Form

If any debt securities cease to be issued in registered global form, they will be issued as follows unless we indicate otherwise in your prospectus supplement:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary, e.g. DTC, Euroclear or Clearstream, will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described under “—Payment and Record Dates for Interest” below. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each February 15 and August 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the February 1 or August 1 next preceding that interest payment date. Unless we specify otherwise in the applicable prospectus supplement, the regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Unless we specify otherwise in this prospectus or in the applicable prospectus supplement, the term “days” refers to calendar days.

Business Day. Unless we specify otherwise in the applicable prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•	for all debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah or New York City generally are authorized or required by law or executive order to close;

•	if the debt security is a floating rate debt security whose interest rate is based on the London interbank offered rate, or LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

•	if the debt security either is a floating rate debt security whose interest rate is based on the euro interbank offered rate, or EURIBOR, or a floating rate debt security whose interest rate is based on LIBOR and for which the index currency is euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•	if the debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

Business Day Conventions

As specified in the applicable prospectus supplement, one of the following business day conventions may apply to any debt security with regard to any relevant date other than one that falls on the maturity date:

•	“Following business day convention” means, for any interest payment date, other than the stated maturity date, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

•	“Modified following business day convention” means, for any interest payment date, other than the stated maturity date, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

•	“Following unadjusted business day convention” means, for any interest payment date, other than the stated maturity date, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including the original interest payment date to and including the date of payment of such interest as so postponed.

•	“Modified following unadjusted business day convention” means, for any interest payment date, other than the stated maturity date, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including the original interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the succeeding calendar month, the date of payment with respect to the original interest payment date will be advanced to the business day immediately preceding such interest payment date.

In all cases, if the stated maturity date or any earlier redemption date or repayment date with respect to a debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Unless we specify otherwise in the applicable pricing supplement, payment of interest on your debt security will be governed by the following unadjusted business day convention.

Postponement of payments pursuant to the applicable business day convention will not result in a default under any debt security or the applicable indenture.

How We Will Make Payments Due

We will follow the practice described in this subsection when paying amounts due on the debt securities. All amounts due will be paid in U.S. dollars, unless we indicate otherwise in the applicable prospectus supplement.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”

Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a principal amount of at least $1,000,000 (or the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed Zions First National Bank, at its principal office in Salt Lake City, Utah, as the paying agent for the debt securities. We must notify you of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

The Bank of New York Mellon Trust Company, N.A., is initially serving as the trustee for both the senior debt securities and the subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Under the indentures, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC.

DESCRIPTION OF WARRANTS OR OTHER RIGHTS WE MAY OFFER

Please note that in this section entitled “Description of Warrants or Other Rights We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants or other rights registered in their own names, on the books that we or any applicable trustee or warrant or rights agent maintain for this purpose, and not those who own beneficial interests in warrants or rights registered in street name or in warrants or rights issued in book-entry form through one or more depositaries. Owners of beneficial interests in warrants or rights should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of each warrant or rights agreement pursuant to which warrants or rights may be issued, the warrants or rights and any warrant or rights certificates. This information may not be complete in all respects and is qualified entirely by reference to any warrant agreement or rights agreement with respect to the warrants or rights of any particular series. The specific terms of any series of warrants or rights will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants or rights may differ from the general description of terms presented below. Owners of warrants or rights should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

We may issue warrants or other rights. We have no restriction on the number of warrants or rights or the number of distinct series of warrants or rights we may issue. We will issue each series of warrants under either a warrant or rights indenture or agreement. This section summarizes terms to be included in such indenture or agreement and terms of the warrants or rights that apply generally to the warrants or rights. We will describe the specific terms of your warrant or right in the applicable prospectus supplement. Those terms may vary from the terms described here.

Warrants

We may issue warrants, options or similar instruments for the purchase of our debt securities, preferred stock, common stock, depositary shares or units. We refer to these collectively as “warrants.” Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Rights

We may also issue rights, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value or stream of cash payments is determined by reference to, the occurrence or non-occurrence of or the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

We refer to each property described above as a “right property.”

We may satisfy our obligations, if any, and the holder of a right may satisfy its obligations, if any, with respect to any rights by delivering, among other things:

•	the right property;

•	the cash value of the right property; or

•	the cash value of the rights determined by reference to the performance, level or value of the right.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a right may deliver to satisfy its obligations, if any, with respect to any rights.

Agreements

Each series of warrants or rights may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The agent, if any, will have its principal office in the U.S. and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of warrants or rights will identify the name and address of the warrant or rights agent, if any. Warrants or rights in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance.”

General Terms of Warrants or Rights

The prospectus supplement will describe the terms of the series of warrants or rights in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the currency for which the warrants or rights may be purchased;

•	the designation and terms of any securities with which the warrants or rights are issued and in that event the number of warrants or rights issued with each security or each principal amount of security;

•	the date, if any, on which the warrants or rights and any related securities will be separately transferable;

•	whether the warrants or rights are to be sold separately or with other securities, as part of units or otherwise;

•	any securities exchange or quotation system on which the warrants or rights or any securities deliverable upon exercise of such securities may be listed;

•	whether the warrants or rights will be issued in fully registered form, in global or non-global form or in any combination of these forms;

•	the dates on which the right to exercise the warrants will commence and expire;

•	material U.S. Federal income tax consequences of holding or exercising these securities; and

•	any other terms of the warrants or rights.

Warrant or rights certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants or rights are not separately transferable from any securities with which they were issued, this exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant or right exercisable for other securities or other property, securityholders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants or Rights

If any warrant or right is exercisable for other securities or other property, the following provisions will apply. Each such warrant or right may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants or rights as may otherwise be stated in the prospectus supplement. After the close of business on any applicable expiration date, unexercised warrants or rights will become void.

Warrants or rights may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities, as described below under “Legal Ownership and Book-Entry Issuance,” by delivery of an exercise notice for those warrants or rights, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants or rights represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants or rights.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants or rights.

Antidilution Provisions

In the case of warrants or rights to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

•	the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

•	any distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the prospectus supplement.

The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants or rights. Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant or right exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant or right exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and any agent for any series of warrants or rights may amend any warrant or rights agreement and the terms of the related warrants or rights by executing a supplemental agreement, without any such warrantholders’ or rightholders’ consent, for the purpose of:

•	curing any ambiguity or any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant or rights certificates;

•	evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

•	appointing a successor depository, if the securities are issued in the form of global securities;

•	evidencing a successor agent’s acceptance of appointment with respect to any securities;

•	adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

•	issuing warrants or rights in definitive form, if such securities are initially issued in the form of global securities; or

•	amending the agreement and the warrants or rights as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrantholders or rightholders in any material respect.

We and any agent for any series of warrants or rights may also amend any agreement and the related warrants or rights by a supplemental agreement with the consent of the holders of a majority of the warrants or rights of any series affected by such amendment, for the purpose of adding, modifying or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants or rights. However, no such amendment that:

•	reduces the number or amount of securities receivable upon any exercise of any such security;

•	shortens the time period during which any such security may be exercised;

•	otherwise adversely affects the exercise rights of warrantholders or rightholders in any material respect; or

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants or rights;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Any agreement with respect to warrants or rights will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of securities, however, we may not take any of these actions unless all of the following conditions are met:

•	if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement or other instrument; and

•	we or that successor corporation must not immediately be in default under that agreement.

Enforcement by Holders of Warrants or Rights

Any agent for any series of warrants or rights will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant or right, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant or right exercisable for any property.

Replacement of Certificates

We will replace any destroyed, lost, stolen or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder will also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Zions, any agents for any series of warrants or rights and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants or rights so requested, despite any notice to the contrary. See “Legal Ownership and Book-Entry Issuance.”

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

Please note that in this section entitled “Description of Stock Purchase Contracts We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own stock purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in stock purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. Owners of beneficial interests in the purchase contracts should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of the stock purchase contracts, the purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

We may issue stock purchase contracts including contracts obligating holders to purchase from us and us to sell to the holders a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property, at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by or on behalf of Zions of shares of the underlying security or property or it may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for Zions’ benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to Zions’ security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property are made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to Zions or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

DESCRIPTION OF UNITS WE MAY OFFER

Please note that in this section entitled “Description of Units We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described the applicable prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, stock purchase contracts, warrants, rights and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities We May Offer,” “Description of Preferred Stock We May Offer,” “Description of Our Capital Stock,” “Description of Warrants or Other Rights We May Offer” and “Description of Stock Purchase Contracts We May Offer,” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. We may also “reopen” a previously issued series of units and issue additional units of that series. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock and warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification Without Consent of Holders

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent of Holders

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each unit in registered form. Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them:

•	The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” and “Description of Debt Securities We May Offer—Notices.”

DESCRIPTION OF OUR CAPITAL STOCK

Please note that in this section entitled “Description of Our Capital Stock,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of our capital stock, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of our capital stock should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following summary description of our capital stock is based on the provisions of our restated articles of incorporation, as amended, or articles of incorporation, and restated bylaws, or bylaws, and the applicable provisions of the Utah Revised Business Corporation Act, or the UBCA. This description is not complete and is subject to, and is qualified in its entirety by reference to our articles of incorporation, bylaws and the applicable provisions of the UBCA. For information on how to obtain copies of our articles of incorporation and bylaws, see “Where You Can Find More Information.”

Authorized Capital

Our articles of incorporation authorize us to issue 354,400,000 shares of capital stock, without par value, of which:

•	350,000,000 shares are designated as common stock, approximately 184,529,264 shares of which were outstanding as of April 18, 2014; and

•	4,400,000 shares are designated as preferred stock,

•	140,000 shares of which are designated as Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock, 66,001 of which were issued and outstanding as of the date of this prospectus;

•	1,400,000 shares of which are designated as 9.50% Series C Non-Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”), 0 of which were issued and outstanding as of the date of this prospectus;

•	250,000 shares of which are designated as Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock, 143,750 of which were issued and outstanding as of the date of this prospectus;

•	200,000 shares of which are designated as Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock, 171,827 of which were issued and outstanding as of the date of this prospectus;

•	126,222 shares of which are designated as Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock, 126,221 of which were issued and outstanding as of the date of this prospectus;

•	300,893 shares of which are designated as Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock (“Series I Preferred Stock”), 300,893 of which were issued and outstanding as of the date of this prospectus; and

•	195,152 shares of which are designated as Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock (“Series J Preferred Stock”), 195,152 of which were issued and outstanding as of the date of this prospectus;

in each case with a liquidation preference of $1,000 per share of preferred stock.

Common Stock

We may offer from time to time shares of our common stock. We may also offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants and pursuant to stock purchase contracts.

Voting Rights

Unless otherwise provided in our articles of incorporation, in the UBCA, or other applicable law, the holders of common stock of Zions are entitled to voting rights for the election of directors and for other purposes, subject to voting rights which may in the future be granted to subsequently created series of preferred stock. Shares of Zions common stock do not have cumulative voting rights.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends when and if declared by the Zions board out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of preferred stock hereafter authorized, to receive pro rata the net assets of Zions. Holders of Zions common stock have no preemptive or conversion rights.

Certain Provisions of Utah Law and of Our Articles of Incorporation and Bylaws

Zions is incorporated under the laws of the State of Utah and, accordingly, the rights of our shareholders are governed by our articles of incorporation, our bylaws and the laws of the State of Utah, including the UBCA.

Certain Anti-Takeover Matters

Our articles of incorporation and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Provisions Regarding Election/Removal of Directors. Our articles of incorporation provide that, while shareholders generally may act by written consent, consents from 100% of our shareholders are required to elect directors by written consent. Our articles of incorporation and bylaws do not authorize cumulative voting for directors.

Our bylaws also provide that a vacancy on the board of directors may be filled by the shareholders or the board of directors. However, if the directors remaining in office constitute less than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. Our articles of incorporation further provide that, while the shareholders may remove any director for or without cause, it may only be done with the affirmative vote of the holders of two-thirds of the outstanding shares then entitled to vote at an election of directors.

Advance Notice Requirements for Director Nominations and Presentation of Business at Meetings. Our bylaws specify a procedure for shareholders to follow in order to bring business before an annual meeting of the shareholders. Generally, notice of any proposal to be presented by any shareholder or the name of any person to be nominated by any shareholder for election as a director of Zions at any annual meeting of shareholders must be delivered to Zions at least 120 days, but not more than 150 days, prior to the date Zions’ proxy statement was released to shareholders in connection with the annual meeting for the preceding year. The notice must also provide certain information set forth in Zions’ bylaws.

Restrictions on Certain Business Transactions. Our articles of incorporation provide that certain business transactions with a person who owns, directly or indirectly, over 10% of our outstanding stock must be approved by a majority vote of the continuing directors or a shareholder vote of at least 80% of our outstanding voting shares. Such business transactions include mergers, consolidations, sales of all or more than 20% of the corporation’s assets, issuance of securities of the corporation, reclassifications that increase voting power of the interested shareholder, or liquidations, spin-offs or dissolution of the corporation. Zions is also subject to the Utah Control Shares Acquisitions Act, which limits the ability of persons acquiring more than 20% of Zions’ voting stock to vote those shares absent approval of voting rights by the holders of a majority of all shares entitles to be cast, excluding all interested shares.

Blank Check Preferred Stock. Our articles of incorporation provide for 4,400,000 shares of preferred stock. As of the date of this prospectus, we had issued and outstanding 66,001 shares of our Series A Preferred Stock, 0 shares of our Series C Preferred Stock, 143,750 shares of our Series F Preferred Stock, 171,827 shares of our Series G Preferred Stock, 126,221 shares of our Series H Preferred Stock, 300,893 shares of our Series I Preferred Stock and 195,152 shares of our Series J Preferred Stock, in each case with a $1,000 liquidation preference per share. The existence of authorized but unissued shares of preferred may enable the board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board determines that a takeover proposal is not in the best interests of Zions, the board could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the articles of incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Zions.

Supermajority Vote for Certain Amendments to Articles of Incorporation

Our articles of incorporation provide that they may be amended, altered, changed or repealed in any manner prescribed by statute. The UBCA permits an amendment of the articles of incorporation by approval of a majority of the board of directors and a majority of the outstanding common stock entitled to vote. However, our articles of incorporation further provide that the affirmative vote of two-thirds of the outstanding and issued shares entitled by statute to vote shall be required to amend, alter, change or repeal the third paragraph of Article IX (regarding the removal of directors), or any provision of Articles X (regarding quorum requirement and management of Zions by the board) or XVI (regarding amendment of our articles of incorporation) or any other provision of our articles of incorporation if the amendment, alteration, change or repeal would restrict, limit or alter the power or authority of the board of directors or any other officer or agent of Zions; would vest any powers of Zions in any other officer or agent other than the board of directors, or officers and agents appointed by or under the authority of the board of directors; would require the approval of any shareholders in order for the board of directors or any officer or agent to take any action; or would change the number of directors, the quorum requirements for any meeting of the board of directors, the vote by which it must act in connection with any matter, the manner of calling or conducting meetings of directors, or the place of such meetings.

Indemnification and Liability Elimination Provisions

Under our articles of incorporation, directors are not personally liable to us or our shareholders for monetary damages for breaches of fiduciary duty as a director, except (1) for breach of the director’s duty of loyalty to Zions or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, or (3) any transaction from which the director derived an improper personal benefit.

The UBCA and our bylaws provide that we may indemnify a director, officer, employee or agent if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Zions and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Listing; Exchange, Transfer Agent and Registrar

Our common stock is listed on the Nasdaq Global Select Market. The transfer agent and registrar for our common stock is Zions First National Bank.

Preferred Stock

Series A Preferred Stock

The Series A Preferred Stock was initially issued in December 2006, and a second offering was completed in August 2013, in each case, in the form of depositary shares with each depositary share representing a 1/40th ownership interest in a share of the Series A Preferred Stock. Holders of certain series of Zions Bancorporation subordinated notes that are convertible into the Series A Preferred Stock or the Series C Preferred Stock occasionally convert such subordinated notes into the Series A Preferred Stock. As of the date of this prospectus, we had issued and outstanding 66,001 shares of the Series A Preferred Stock. Dividends are non-cumulative and are computed at an annual rate equal to the greater of three-month LIBOR plus 0.52%, or 4.0%. Dividend payments are made on the 15th day of March, June, September, and December.

Ranking

Shares of the Series A Preferred Stock rank senior to our common stock, equally with our Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Zions, holders of the Series A Preferred Stock are entitled to receive out of assets of Zions available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series A Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Zions are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and any other shares of parity stock, the holders of our junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Redemption

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

Per the terms of the Restated Articles of Incorporation, the Series A Preferred Stock may be redeemed at our option, in whole at any time or in part from time to time, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. However, we will not redeem any shares of Series A Preferred Stock for at least five years after August 2, 2013. In addition, pursuant to a commitment we have made to the Federal Reserve Board, for at least five years after August 2, 2013, we will not redeem or repurchase depositary shares representing an interest in the Series A Preferred Stock if, after giving effect to such redemption or repurchase, the number of depositary shares representing an interest in the Series A Preferred Stock outstanding would be less than the number of depositary shares representing an interest in the Series A Preferred Stock issued during the period beginning on August 2, 2013 and ending on the date of such redemption. Neither the holders of Series A Preferred Stock nor holders of depositary shares representing an interest in the Series A Preferred Stock have the right to require the redemption or repurchase of the Series A Preferred Stock.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series A Preferred Stock is subject to prior approval of the Federal Reserve Board.

Voting Rights

Except as required by law and as provided below, the holders of the Series A Preferred Stock have no voting rights.

Right to Elect Two Directors Upon Non-Payment of Dividends. If and whenever dividends on any shares of the Series A Preferred Stock or any class or series of voting parity stock (as defined below) have not been declared and paid in an aggregate amount at least equal, as to any such class or series, to the amount of dividends payable on such class and series at its stated dividend rate for a period of six dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the number of directors then constituting our board will be increased by two. Holders of all classes and series of any voting parity stock as to which a Nonpayment exists are entitled to vote as a single class for the election of the two additional members of our board of directors (the “Preferred Directors”), but only if the election of any such directors would not cause us to violate the listing standards of the Nasdaq Stock Market (or any other exchange on which our securities may be listed) or the rules and regulations of any other regulatory or self-regulatory body. In addition, our board of directors will at no time include more than two Preferred Directors. As used herein, “voting parity stock” means each class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends and has voting rights similar to those described in this paragraph, which in this case includes our Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock.

In the event of a Nonpayment, at the written request of any holder of record of at least 20% of the outstanding shares of any voting parity stock with respect to which a Nonpayment exists addressed to our Secretary at our principal office, our Secretary will call a special meeting of the holders of all voting parity stock with respect to which a Nonpayment exists for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election will be held at such next annual or special meeting of shareholders). So long as these voting rights have not ceased, holders of any and all voting parity stock with respect to which a Nonpayment exists voting as a single class will continue to elect such directors at each subsequent annual meeting.

If and when full dividends have been paid for at least four dividend periods following a Nonpayment on any class or series of voting parity stock as to which a Nonpayment exists or existed, the foregoing voting rights will cease with respect to that class or series (subject to revesting in the event of each subsequent Nonpayment). If and when full dividends have been paid for at least four dividend periods on all classes and series of voting parity stock as to which a Nonpayment exists or existed, the term of office of each Preferred Director so elected will immediately terminate and the number of directors on the board of directors will automatically decrease by two.

Other Voting Rights. So long as any shares of Series A Preferred Stock remain outstanding:

•	the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of Series A Preferred Stock and any class or series of preferred stock that ranks on a parity with such series of preferred stock as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up of Zions (which in this case would include our Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock), voting together as a class, is required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to such series of preferred stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of Zions; and

•	the affirmative vote or consent of the holders of at least two-thirds of all shares of such series of preferred stock at the time outstanding, voting separately as a class, is required to amend any provisions of Zions’ articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of such series of preferred stock, taken as a whole.

Series C Preferred Stock

The Series C Preferred Stock offering was completed on July 2, 2008 in the form of depositary shares representing a 1/40th ownership interest in a share of the Series C Preferred Stock. In September 2013, Zions redeemed all outstanding depositary shares representing a 1/40th ownership interest in a share of the Series C Preferred Stock. As of the date of this prospectus, we had issued and outstanding 0 shares of the Series C Preferred Stock. However, holders of certain series of Zions Bancorporation subordinated notes that are convertible into the Series A Preferred Stock or the Series C Preferred Stock may convert such subordinated notes into the Series C Preferred Stock in the future. Dividends are non-cumulative and are computed at a rate per annum of 9.50%. Dividend payments are made on the 15th day of March, June, September, and December.

Ranking

Shares of the Series C Preferred Stock rank senior to our common stock, equally with our Series A Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Zions, holders of the Series C Preferred Stock are entitled to receive out of assets of Zions available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series C Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Zions are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other shares of parity stock, the holders of our junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Redemption

The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series C Preferred Stock is redeemable at our option, in whole or in part, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share) and an amount equal to the dividend for the then-current quarterly dividend period (whether or not declared but without accumulation of any undeclared dividends for prior periods) accrued to but excluding the date of redemption. Neither the holders of Series C Preferred Stock nor holders of depositary shares representing an interest in the Series C preferred Stock have the right to require the redemption or repurchase of the Series C Preferred Stock.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series C Preferred Stock is subject to prior approval of the Federal Reserve Board.

Voting Rights

The voting rights of holders of the Series C Preferred Stock are substantially the same as holders of the Series A Preferred Stock. See “—Series A Preferred Stock—Voting Rights.”

Series F Preferred Stock

The Series F Preferred Stock offering was completed on May 7, 2012. The offering was issued in the form of 5,750,000 depositary shares representing a 1/40th ownership interest in a share of the Series F Preferred Stock. Dividends are non-cumulative and are computed at a rate per annum of 7.90%. Dividend payments are made on the 15th day of March, June, September, and December.

Ranking

Shares of the Series F Preferred Stock rank senior to our common stock, equally with our Series A Preferred Stock, Series C Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Zions, holders of the Series F Preferred Stock are entitled to receive out of assets of Zions available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series F Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series F Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Zions are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other shares of parity stock, the holders of our junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Redemption

The Series F Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series F Preferred Stock may be redeemed at our option, in whole or in part, on and after June 15, 2017 at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series F Preferred Stock may be redeemed at our option in whole prior to June 15, 2017 upon the occurrence of a “Series F regulatory capital treatment event,” as described below, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. We will provide notice of our intent to redeem upon the occurrence of a “Series F regulatory capital treatment event” within 90 days of our good faith determination that such event has occurred. Neither the holders of Series F Preferred Stock nor holders of depositary shares representing an interest in the Series F Preferred Stock have the right to require the redemption or repurchase of the Series F Preferred Stock.

A “Series F regulatory capital treatment event” means our determination, in good faith, that, as a result of any

•	amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series F Preferred Stock;

•	proposed change in those laws or regulations that is announced after the issuance of any share of Series F Preferred Stock; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series F Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of Series F Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series F Preferred Stock is outstanding.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series F Preferred Stock is subject to prior approval of the Federal Reserve Board.

Voting Rights

The voting rights of holders of the Series F Preferred Stock are substantially the same as holders of the Series A Preferred Stock. See “—Series A Preferred Stock—Voting Rights.”

Series G Preferred Stock

The Series G Preferred Stock offering was completed on February 7, 2013. The offering was issued in the form of 6,873,071 depositary shares representing a 1/40th ownership interest in a share of the Series G Preferred Stock. Dividends are non-cumulative and are computed (i) from and including February 7, 2013 to but excluding March 15, 2023, at a rate per annum equal to 6.30% and (ii) from and including March 15, 2023, at an annual floating rate equal to three-month LIBOR plus 4.24%. Dividend payments are made on the 15th day of March, June, September, and December.

Ranking

Shares of the Series G Preferred Stock rank senior to our common stock, equally with our Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Zions, holders of the Series G Preferred Stock are entitled to receive out of assets of Zions available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series G Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series G Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Zions are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other shares of parity stock, the holders of our junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Redemption

The Series G Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series G Preferred Stock may be redeemed at our option, in whole or in part, on or after March 15, 2023 at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series G Preferred Stock may be redeemed at our option in whole prior to March 15, 2023 upon the occurrence of a “Series G regulatory capital treatment event,” as described below, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. We will provide notice of our intent to redeem upon the occurrence of a “Series G regulatory capital treatment event” within 90 days of our good faith determination that such event has occurred. Neither the holders of Series G Preferred Stock nor holders of depositary shares representing an interest in the Series G Preferred Stock have the right to require the redemption or repurchase of the Series G Preferred Stock.

A “Series G regulatory capital treatment event” means our determination, in good faith, that, as a result of any

•	amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series G Preferred Stock;

•	proposed change in those laws or regulations that is announced after the issuance of any share of Series G Preferred Stock; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series G Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of Series G Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series G Preferred Stock is outstanding.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series G Preferred Stock is subject to prior approval of the Federal Reserve Board.

Voting Rights

The voting rights of holders of the Series G Preferred Stock are substantially the same as holders of the Series A Preferred Stock. See “—Series A Preferred Stock—Voting Rights.”

Series H Preferred Stock

The Series H Preferred Stock offering was completed on May 3, 2013. The offering was issued in the form of 5,048,846 depositary shares representing a 1/40th ownership interest in a share of the Series H Preferred Stock. Dividends are non-cumulative and are computed at a rate per annum of 5.75%. Dividend payments are made on the 15th day of March, June, September, and December.

Ranking

Shares of the Series H Preferred Stock rank senior to our common stock, equally with our Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and Series J Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Zions, holders of the Series H Preferred Stock are entitled to receive out of assets of Zions available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series H Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series H Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Zions are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other shares of parity stock, the holders of our junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Redemption

The Series H Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series H Preferred Stock may be redeemed at our option, in whole or in part, on or after June 15, 2019 at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series H Preferred Stock may be redeemed at our option in whole prior to June 15, 2019 upon the occurrence of a “Series H regulatory capital treatment event,” as described below, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. We will provide notice of our intent to redeem upon the occurrence of a “Series H regulatory capital treatment event” within 90 days of our good faith determination that such event has occurred. Neither the holders of Series H Preferred Stock nor holders of depositary shares representing an interest in the Series H Preferred Stock have the right to require the redemption or repurchase of the Series H Preferred Stock.

A “Series H regulatory capital treatment event” means our determination, in good faith, that, as a result of any

•	amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series H Preferred Stock;

•	proposed change in those laws or regulations that is announced after the issuance of any share of Series H Preferred Stock; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series H Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of Series H Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series H Preferred Stock is outstanding.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series H Preferred Stock is subject to prior approval of the Federal Reserve Board.

Voting Rights

The voting rights of holders of the Series H Preferred Stock are substantially the same as holders of the Series A Preferred Stock. See “—Series A Preferred Stock—Voting Rights.”

Series I Preferred Stock

The Series I Preferred Stock offering was completed on May 21, 2013. The offering was issued in the form of 300,893 shares of the Series I Preferred Stock. Dividends are non-cumulative and are computed (i) from and including May 21, 2013 to but excluding June 15, 2023, at a rate per annum equal to 5.80% and (ii) from and including June 15, 2023, at an annual floating rate equal to three-month LIBOR plus 3.80%. From May 21, 2013 to but excluding June 15, 2023, dividend payments are made on the 15th day of June and December. From and including June 15, 2023, dividend payments are made on the 15th day of March, June, September, and December.

Ranking

Shares of the Series I Preferred Stock rank senior to our common stock, equally with our Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series J Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Zions, holders of the Series I Preferred Stock are entitled to receive out of assets of Zions available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series I Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series I Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Zions are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other shares of parity stock, the holders of our junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Redemption

The Series I Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series I Preferred Stock may be redeemed at our option, in whole or in part, on or after June 15, 2023 at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series I Preferred Stock may be redeemed at our option in whole prior to June 15, 2023 upon the occurrence of a “Series I regulatory capital treatment event,” as described below, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. We will provide notice of our intent to redeem upon the occurrence of a “Series I regulatory capital treatment event” within 90 days of our good faith determination that such event has occurred. Holders of Series I Preferred Stock have no right to require the redemption or repurchase of the Series I Preferred Stock.

A “Series I regulatory capital treatment event” means our determination, in good faith, that, as a result of any

•	amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series I Preferred Stock;

•	proposed change in those laws or regulations that is announced after the issuance of any share of Series I Preferred Stock; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series I Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of Series I Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series I Preferred Stock is outstanding.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series I Preferred Stock is subject to prior approval of the Federal Reserve Board.

Voting Rights

The voting rights of holders of the Series I Preferred Stock are substantially the same as holders of the Series A Preferred Stock. See “—Series A Preferred Stock—Voting Rights.”

Series J Preferred Stock

The Series J Preferred Stock offering was completed on August 13, 2013. The offering was issued in the form of 195,152 shares of the Series J Preferred Stock. Dividends are non-cumulative and are computed (i) from and including August 13, 2013 to but excluding September 15, 2023, at a rate per annum equal to 7.20% and (ii) from and including September 15, 2023, at an annual floating rate equal to three-month LIBOR plus 4.44%. From August 13, 2013 to but excluding September 15, 2023, dividend payments are made on the 15th day of March and September. From and including September 15, 2023, dividend payments are made on the 15th day of March, June, September, and December.

Ranking

Shares of the Series J Preferred Stock rank senior to our common stock, equally with our Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Zions, holders of the Series J Preferred Stock are entitled to receive out of assets of Zions available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series J Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series J Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Zions are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other shares of parity stock, the holders of our junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Redemption

The Series J Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series J Preferred Stock may be redeemed at our option, in whole or in part, on or after September 15, 2023 at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series J Preferred Stock may be redeemed at our option in whole prior to September 15, 2023 upon the occurrence of a “Series J regulatory capital treatment event,” as described below, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. We will provide notice of our intent to redeem upon the occurrence of a “Series J regulatory capital treatment event” within 90 days of our good faith determination that such event has occurred. Holders of Series J Preferred Stock have no right to require the redemption or repurchase of the Series J Preferred Stock.

A “Series J regulatory capital treatment event” means our determination, in good faith, that, as a result of any

•	amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series J Preferred Stock;

•	proposed change in those laws or regulations that is announced after the issuance of any share of Series J Preferred Stock; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series J Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of Series J Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series J Preferred Stock is outstanding.

Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series J Preferred Stock is subject to prior approval of the Federal Reserve Board.

Voting Rights

The voting rights of holders of the Series J Preferred Stock are substantially the same as holders of the Series A Preferred Stock. See “—Series A Preferred Stock—Voting Rights.”

Warrants

Warrants Expiring in 2018

On November 14, 2008, we issued and sold to the U.S. Treasury under the Capital Purchase Program established by the U.S. Treasury as part of its Troubled Asset Relief Program, a ten-year warrant (the “2018 Warrants”) to purchase up to 5,789,909 shares of our common stock at an exercise price of $36.27 per share. The U.S. Treasury completed a secondary offering of the 2018 Warrants to the public on December 5, 2012. As of the date of this prospectus, we had issued and outstanding 5,789,909 2018 Warrants.

Each 2018 Warrant initially represents the right to purchase one share of common stock. All or any portion of the 2018 Warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on November 14, 2018.

Rights as a Shareholder

The holders of 2018 Warrants will have no rights or privileges of holders of our common stock, including any voting rights and rights to dividend payments, until (and then only to the extent) the 2018 Warrants have been exercised.

Adjustments

Pursuant to the terms of the warrants, the number of shares of common stock issuable upon exercise of each warrant, or the warrant shares, and the warrant exercise price will be adjusted upon occurrence of certain events as is described in the form of warrant attached as Exhibit 4.13 to the registration statement of which this prospectus forms a part.

Warrants Expiring in 2020

We initially issued 22,281,640 warrants to purchase a share of our common stock at an exercise price of $36.63 (the “2020 Warrants”) in May 2010, and a second offering of 7,000,000 2020 Warrants was completed in September 2010. As of the date of this prospectus, we had issued and outstanding 29,281,640 2020 Warrants.

Each 2020 Warrant initially represents the right to purchase one share of common stock. All or any portion of the 2020 Warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on May 22, 2020.

Rights as a Shareholder

The holders of 2020 Warrants will have no rights or privileges of holders of our common stock, including any voting rights and rights to dividend payments, until (and then only to the extent) the 2020 Warrants have been exercised.

Adjustments

Pursuant to the terms of the warrants, the number of shares of common stock issuable upon exercise of each warrant, or the warrant shares, and the warrant exercise price will be adjusted upon occurrence of certain events as is described in the warrant agreement attached as Exhibit 4.10 to the registration statement of which this prospectus forms a part.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

Please note that in this section entitled “Description of Preferred Stock We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of preferred stock registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of preferred stock should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our restated articles of incorporation, as amended, which we will refer to as our articles of incorporation. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. Any series of preferred stock we issue will be governed by our articles of incorporation and by the articles of amendment related to that series. We will file the articles of amendment with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

Authorized Preferred Stock

Our articles of incorporation authorize us to issue 4,400,000 shares of preferred stock, without par value,

•	140,000 shares of which are designated as Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock, 66,001 of which were issued and outstanding as of the date of this prospectus;

•	1,400,000 shares of which are designated as 9.50% Series C Non-Cumulative Perpetual Preferred Stock, 0 of which were issued and outstanding as of the date of this prospectus;

•	250,000 shares of which are designated as Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock, 143,750 of which were issued and outstanding as of the date of this prospectus;

•	200,000 shares of which are designated as Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock, 171,827 of which were issued and outstanding as of the date of this prospectus;

•	126,222 shares of which are designated as Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock, 126,221 of which were issued and outstanding as of the date of this prospectus;

•	300,893 shares of which are designated as Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock, 300,893 of which were issued and outstanding as of the date of this prospectus; and

•	195,152 shares of which are designated as Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock, 195,152 of which were issued and outstanding as of the date of this prospectus.

We may issue additional preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors or a duly authorized committee thereof. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. Upon issuance of a particular series of preferred stock, our board of directors, or a duly authorized committee thereof, is authorized to specify:

•	the serial designation of the series and the number of shares to be included in such series;

•	dividend rights for the series (which may be cumulative or non-cumulative) and any restrictions or conditions on the payment of dividends;

•	the redemption price, if any, and the terms and conditions of redemption;

•	any sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible or exchangeable, the terms and conditions of conversion or exchange;

•	voting rights;

•	the amounts payable to holders upon our liquidation, dissolution or winding up; and

•	any other rights, preferences and limitations relating to the series.

The board’s ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

Please see “Description of Our Capital Stock—Authorized Capital” and “Description of Our Capital Stock—Preferred Stock” for a description of our authorized and issued preferred stock.

Specific Terms of a Series of Preferred Stock We May Offer

The preferred stock we may offer will be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue. If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the applicable prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in the applicable prospectus supplement, as long as our articles of incorporation so permit.

Dividends

Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the applicable prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Conversion or Exchange Rights

Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement. Before exercising its option to redeem any shares of preferred stock, we will obtain the approval of the Federal Reserve Board if then required by applicable law.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Zions, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement plus an amount equal to any accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative). These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment establishing the series; or

•	as required by applicable law.

Under existing interpretations of the Federal Reserve Board, if the holders of preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears, the preferred stock may then be deemed a “class of voting securities” and a holder of 25% or more of the preferred stock, or a holder of 5% or more of the preferred stock that is otherwise a bank holding company, may then be regulated as a

“bank holding company” with respect to Zions Bancorporation in accordance with the Bank Holding Company Act. In addition, at the time holders of preferred stock become entitled to such voting rights:

•	any bank holding company or foreign bank with a U.S. presence would generally be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act to acquire or retain 5% or more of the preferred stock; and

•	any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the U.S. Change in Bank Control Act of 1978 to acquire or retain 10% or more of the preferred stock.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the applicable prospectus supplement;

•	as provided in our articles of incorporation and in the articles of amendment; and

•	as otherwise required by law.

Transfer Agent

The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

Please note that in this section entitled “Description of Depositary Shares We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own depositary shares registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in depositary shares should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below. Owners of beneficial interests in depositary shares should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

Fractional Shares or Multiple Shares of Preferred Stock

We may elect to offer fractional shares or some multiple of shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest of a share or an interest in multiple shares of preferred stock as described in the applicable prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share or interest in multiple shares of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depository shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

Withdrawal of Stock

Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related series of preferred stock and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related series of preferred stock on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related series of preferred stock to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Conversion of Preferred Stock

If the prospectus supplement relating to the depositary shares says that the deposited preferred stock underlying the depositary shares is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities of ours or debt or equity securities of one or more third parties, the following will apply unless we indicate otherwise in your prospectus supplement. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities of ours or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities of ours or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date, which will be the same date as the record date for the related preferred stock, will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. To the extent possible, the depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the applicable prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless a majority of the outstanding depositary shareholders approve that amendment. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all preferred stock of the relevant series has been withdrawn; or

•	there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

Neither the depositary nor Zions will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of Zions and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Title

Zions, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose. See “Legal Ownership and Book-Entry Issuance.”

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal;

•	be a bank or trust company having its principal office in the United States; and

•	have a combined capital and surplus of at least $50,000,000.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, agreement or other instrument relating to a security, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents, unit agents, or other agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as DTC;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as Euroclear;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, which is known as Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security—Legal Holders” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents, unit agents or other agents also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly (including Euroclear and Clearstream, if you hold through them when the depositary is DTC), may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Security.”

The special situations for termination of a global security are as follows:

•	the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	we order in our sole discretion that such global security will be transferable, registrable, and exchangeable; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, an event of default has occurred with regard to that global security and is continuing.

None of we, the trustee for any debt securities, the warrant agent for any warrants, the unit agent for any units or any other applicable agent will be responsible for maintaining any records of ownership interests in a global security. If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants, the unit agent for any units or any other applicable agent, is responsible for following the depositary’s procedures to determine the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If you are a participant in either of those clearing systems, you may hold your interest directly in that clearing system. If you are not a participant, you may hold your interest indirectly through organizations that are participants in that clearing system.

If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

If Euroclear or Clearstream is the depositary for a global security, or if DTC is the depositary for a global security and Euroclear and Clearstream hold interests in the global security as participants in DTC, then Euroclear and Clearstream will hold interests in the global security on behalf of the participants in their systems.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CONSIDERATIONS RELATING TO INDEXED SECURITIES

We use the term “indexed securities” to mean any of the securities described in this prospectus, or any units that include securities, whose value is linked to an underlying asset or index or another property (including one or more securities or indices of securities). Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “United States Taxation” below for a discussion of U.S. tax matters.

Investors in Indexed Securities Could Lose Their Investment

The amount of principal and/or interest payable on an indexed debt security, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, one or more indices and/or one or more baskets of any of these items. We refer to each of these as an “index.” The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the principal amount at maturity or a minimum interest rate. An indexed warrant or purchase contract generally will not provide for any guaranteed minimum settlement value. Thus, if you purchase an indexed security that does not guarantee the return of 100% of the principal or other amount you invest, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Return on Indexed Securities May Be Below the Return on Similar Securities

Depending on the terms of an indexed security, as specified in the applicable pricing supplement, you may not receive any periodic interest payments or receive only very low payments on such indexed security. As a result, the overall return on such indexed security may be less than the amount you would have earned by investing the principal or other amount you invest in such indexed security in a non-indexed debt security that bears interest at a prevailing market fixed or floating rate.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security.

An Indexed Security May Be Linked to a Volatile Index, Which May Adversely Affect Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. It is impossible to predict the future performance of an index based on its historical performance. The amount of principal or interest that can be expected to become payable on an indexed debt security or the expected settlement value of an indexed warrant or purchase contract may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the price, value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by financial, political, military or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The index sponsor of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. Changes to the composition of an index may result in a decrease in the value of or return on an indexed security that is linked to such index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security or the settlement value of an indexed warrant or purchase contract, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information About an Index or Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index or indices in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index or indices that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

Zions Direct, Inc., Amegy Investments, Inc. and our other affiliates may have conflicts of interest with respect to some indexed securities. Zions Direct, Inc., Amegy Investments, Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

Zions Direct, Inc. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that Zions Direct, Inc. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

If You Purchase an Indexed Security, You Will Have No Rights with Respect to any Underlying Index to which Such Indexed Security is Linked

Investing in an indexed security will not make you a holder of the underlying asset or index or other property. As a result, you will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of the index components.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning certain of the debt securities, preferred stock and depositary shares we are offering. The material United States federal income tax consequences of owning the debt securities described below under “—Taxation of Debt Securities—United States Holders—Indexed and Other Debt Securities,” of owning preferred stock that may be convertible into or exercisable or exchangeable for securities or other property, or of owning employee stock option rights units, warrants, rights, purchase contracts and units will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP, United States tax counsel to Zions. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes;

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

Taxation of Debt Securities

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “—United States Holders—Indexed and Other Debt Securities,” which will be described in the applicable prospectus supplement. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “—United States Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers

If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers

If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount (as described in the subsequent paragraph). Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “—Variable Rate Debt Securities.”

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. The yield to maturity of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or that you subsequently acquire in such taxable year or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

Variable Rate Debt Securities

Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

•	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates;

•	a single fixed rate and one or more qualified floating rates;

•	a single objective rate; or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

•	a fixed multiple that is greater than 0.65 but not more than 1.35; or

•	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities

In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Currency Original Issue Discount Debt Securities

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “—Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above; and

•	the difference between the debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income prior to disposition unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its stated redemption price at maturity, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you will compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount and market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable United States Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.

Such gain or loss will be capital gain or loss, except to the extent:

•	described above under “—Short-Term Debt Securities” or “—Market Discount;”

•	the rules governing contingent payment obligations apply; or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed and Other Debt Securities

The applicable prospectus supplement will discuss the material United States federal income tax rules with respect to contingent non-U.S. dollar currency debt securities, debt securities that may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Zions or debt or equity securities of one or more third parties, debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this section does not apply to you.

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security:

•	we and other United States payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•	the United States payor does not have actual knowledge or reason to know that you are a United States person and:

•	you have furnished to the United States payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person;

•	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the United States payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

•	the United States payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

•	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

•	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

•	a United States branch of a non-United States bank or of a non-United States insurance company; and

the withholding foreign partnership, qualified intermediary or United States branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with United States Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service);

•	the United States payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

•	certifying to the United States payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

•	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or

•	the United States payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with United States Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements (“FATCA withholding”). Such payments will include US-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce US-source interest. Amounts that you receive on the debt securities could be affected by this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold notes through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). However, such payments will only include interest and proceeds of debt securities issued on or after July 1, 2014. In addition, withholding will not apply to payments of gross proceeds from a sale or other disposition of debt securities before January 1, 2017. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Pursuant to Treasury regulations, United States taxpayers must report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a United States trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting

United States Holders

In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

United States Alien Holders

In general, if you are a United States alien holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—Taxation of Debt Securities—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

•	other documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with United States Treasury regulations; or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in United States Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in United States Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Taxation of Preferred Stock and Depositary Shares

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the preferred stock and depositary shares that we may offer other than preferred stock that may be convertible into or exercisable or exchangeable for securities or other property, which will be described in the applicable prospectus supplement. When we refer to preferred stock in this subsection, we mean both preferred stock and depositary shares.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a share of preferred stock and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Distributions on Preferred Stock

You will be taxed on distributions on preferred stock as dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are a noncorporate United States holder, dividends paid to you that constitute qualified dividend income will be taxable to you at preferential rates, provided that you hold your shares of preferred stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold your shares of preferred stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 70% dividends-received deduction.

You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the preferred stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the preferred stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the preferred stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

Limitations on Dividends-Received Deduction

Corporate shareholders may not be entitled to take the 70% dividends-received deduction in all circumstances and, even if they are so entitled, may be subject to special rules in respect of their ownership of the preferred stock. Prospective corporate investors in preferred stock should consider the effect of:

•	Section 246A of the Internal Revenue Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock;

•	Section 246(c) of the Internal Revenue Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 91 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•	Section 1059 of the Internal Revenue Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends

If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the preferred stock by the nontaxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the preferred stock generally would be a dividend that:

•	equals or exceeds 5% of the corporate shareholder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate shareholder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on the preferred stock is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of Zions, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of preferred stock in your particular circumstances.

Redemption Premium

If we may redeem your preferred stock at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium which will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the preferred stock were treated as an original issue discount debt security for United States federal income tax purposes. See “—Taxation of Debt Securities—United States Holders—Original Issue Discount” above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in “—Limitations on Dividends-Received Deduction” apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder’s receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for preferred stock that is redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.

Sale or Exchange of Preferred Stock Other Than by Redemption

If you sell or otherwise dispose of your preferred stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the preferred stock. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

Redemption of Preferred Stock

If we are permitted to and redeem your preferred stock, it generally would be a taxable event. You would be treated as if you had sold your preferred stock if the redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must be taken into account.

If we redeem your preferred stock in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property

(other than stock of us or a successor to us) received by you less your tax basis in the preferred stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the preferred stock for more than one year.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the preferred stock and thereafter would be treated as capital gain. If a redemption of the preferred stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation of your basis in the redeemed and remaining preferred stock.

Special rules apply if we redeem preferred stock for our debt securities. We will discuss these rules in an applicable prospectus supplement if we have the option to redeem your preferred stock for our debt securities.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its dividend income and its net gains from the disposition of preferred stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the preferred stock.

United States Alien Holders

This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of preferred stock by a United States alien holder. You are a United States alien holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from preferred stock.

Dividends

Except as described below, if you are a United States alien holder of preferred stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate United States alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Preferred Stock

If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of preferred stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you hold the preferred stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

•	we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the relevant class of preferred stock and you are not eligible for any treaty exemption.

If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax will be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with information reporting requirements (“FATCA Withholding”). Such payments will include US-source dividends and the gross proceeds from the sale or other disposition of stock that can produce US-source dividends. Dividend payments you receive after June 30, 2014 could be subject to this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold common stock through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). However, FATCA Withholding will not apply to payments of gross proceeds from a sale or other disposition of common stock before January 1, 2017.

Federal Estate Taxes

Preferred stock held by a United States alien holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

United States Holders

In general, if you are a non-corporate United States holder, dividend payments, or other taxable distributions, made on your preferred stock, as well as the payment of the proceeds from the sale or redemption of your preferred stock that are made within the United States will be subject to information reporting requirements. Additionally, backup withholding will apply to such payments if you are a non-corporate United States holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

If you sell your preferred stock outside the United States through a non- United States office of a non- United States broker, and the sales proceeds are paid to you outside the United States, then United States backup withholding and information reporting requirements generally will not apply to that payment. However, United States information reporting will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your preferred stock through a non- United States office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in United States Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the United States backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United States Alien Holders

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of preferred stock effected at a United States office of a broker;

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments in accordance with United States Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of preferred stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of preferred stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in United States Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of preferred stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in United States Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Please note that in this section entitled “Plan of Distribution,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries.

Initial Offering and Sale of Securities

We may offer and sell the securities from time to time as follows:

•	through agents;

•	to or through dealers or underwriters;

•	directly to other purchasers; or

•	through a combination of any of these methods of sale.

In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Zions and its subsidiaries in the ordinary course of business. In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Among our affiliates, Zions Direct, Inc. or Amegy Investments, Inc. may offer the securities for sale in the United States. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than three scheduled business days after the trade date for your securities.

Conflicts of Interest

Zions Direct, Inc. and Amegy Investments, Inc. are indirect wholly-owned subsidiaries of Zions. FINRA Rule 5121 imposes certain requirements when a FINRA member such as Zions Direct, Inc. or Amegy Investments, Inc. distributes an affiliated company’s securities. Zions Direct, Inc. and Amegy Investments, Inc. have advised Zions that each particular offering of debt securities will comply with the applicable requirements of FINRA Rule 5121. In any offerings subject to FINRA Rule 5121, the underwriters will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Market-Making Resales by Affiliates

This prospectus may be used by Zions Direct, Inc. and Amegy Investments, Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Zions Direct, Inc. or Amegy Investments, Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Zions Direct, Inc. or Amegy Investments, Inc., as applicable, may act as principal or agent, including as agent for the counterparty in a transaction in which Zions Direct, Inc. or Amegy Investments, Inc. acts as principal or as agent for both counterparties in a transaction in which Zions Direct, Inc. or Amegy Investments Inc. does not act as principal. Zions Direct, Inc. or Amegy Investments, Inc., as applicable, may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Zions may also engage in transactions of this kind and may use this prospectus for this purpose.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that Zions Direct, Inc., Amegy Investments, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

A market-making transaction will have a settlement date later than the original issue date of the security. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list any particular series of securities on a securities exchange or quotation system. Zions Direct, Inc., Amegy Investments, Inc. and any underwriters to whom we sell securities for public offering may make a market in those securities. However, none of Zions Direct, Inc., Amegy Investments, Inc. or any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, an offering of securities refers to the initial offering of the securities made in connection with their original issuance, and does not refer to any subsequent resales of securities in market-making transactions.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Internal Revenue Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Internal Revenue Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Internal Revenue Code for those a “party in interest” or a “disqualified person,” unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Internal Revenue Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition or conversion of the securities by a Plan or any entity whose underlying assets include “plan assets” by reason of such Plan’s investment in such entities (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under Section 406 ERISA or Section 4975 of the Internal Revenue Code, unless the securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of securities or any interest therein and each fiduciary who causes any entity to purchase or hold a security (both in its corporate and fiduciary capacity) will be deemed to have represented by its purchase and holding of the securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing, holding or converting the securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase, holding and conversion of the securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code or any provision of applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase, holding or converting securities under Similar Laws, as applicable. Purchasers of the securities have exclusive responsibility for ensuring that their purchase, holding and conversion of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Internal Revenue Code or any similar provisions of Similar Laws. The sale of any of the securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Securities may be subject to additional restrictions under ERISA, the Internal Revenue Code or Similar Laws if indicated in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Callister Nebeker & McCullough, a Professional Corporation, Salt Lake City, Utah. Certain matters for us may be passed upon by Sullivan & Cromwell LLP, Los Angeles, California, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Sullivan & Cromwell LLP will rely upon the opinion of Callister Nebeker & McCullough as to matters of Utah law and Callister Nebeker & McCullough will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. The opinions of Callister Nebeker & McCullough and Sullivan & Cromwell LLP will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by Zions and its board of directors in connection with the issuance and sale of any particular series of securities, the specific terms of the securities and other matters which may affect the validity of securities but which cannot be ascertained on the date of such opinions. Sullivan & Cromwell LLP and Callister Nebeker & McCullough regularly perform legal services for Zions.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus. Our consolidated financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

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